As filed with the Securities and Exchange Commission on November 13, 2002.

                                                    Registration No. 333-______.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        MEDICAL CAPITAL MANAGEMENT, INC.
                (Name of Registrant as Specified in its Charter)

           DELAWARE                                   6153                           88-0473359
(State or other jurisdiction of           (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)            Classification Code Number)           Identification No.)

                           3770 HOWARD HUGHES PARKWAY
                                LAS VEGAS, NEVADA
                                 (800) 824-3700
          (Address and telephone number of principal executive offices and principal place of business)

             SIDNEY M. FIELD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MEDICAL CAPITAL MANAGEMENT, INC.
                         2100 SOUTH STATE COLLEGE BLVD.
                            ANAHEIM, CALIFORNIA 92806
                                 (714) 935-3100
           (Name, address, and telephone number of agent for service)

                                 With copies to:
                            Robert J. Ahrenholz, Esq.
                              Michael J. Zieg, Esq.
                                 Kutak Rock LLP
                       717 Seventeenth Street, Suite 2900
                             Denver, Colorado 80202

     Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS                  AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
     OF SECURITIES TO BE                   TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
          REGISTERED                    REGISTERED       PER UNIT       OFFERING PRICE(1)        FEE
--------------------------------------------------------------------------------------------------------
Redeemable Secured Notes, Series II         --            $1,000          $100,000,000         $9,200
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED NOVEMBER 13, 2002

                                   PROSPECTUS

                               UP TO $100,000,000

                                     [Logo]

                        MEDICAL CAPITAL MANAGEMENT, INC.

                    9.75% REDEEMABLE SECURED NOTES, SERIES II
                              DUE NOVEMBER 1, 2008

     We are selling up to $100,000,000 in aggregate principal amount of 9.75% redeemable secured notes, series II, described in this prospectus. There is no minimum amount of notes that must be sold before we use any of the proceeds. Proceeds will not be returned to investors if we sell less than all of the $100,000,000 in notes being offered. The proceeds from the sales of the notes will be paid directly to us promptly following each sale and will not be placed in an escrow account. The notes are being sold for their face amount, $1,000 per note, plus accrued interest. We may sell you notes at a discount to their face amount, in which case we will give you a pricing supplement disclosing the actual purchase price of the notes. The minimum purchase amount is five notes, which is $5,000 in principal amount of notes, plus accrued interest, per investor.


                                                                               PER NOTE (1)     TOTAL IF ALL NOTES ARE SOLD
                                                                               ------------     ---------------------------
Public offering price...................................................          $1,000               $100,000,000
Sales and other commissions(2)..........................................             $80                 $8,000,000
Maximum proceeds to Medical Capital Management (before expenses)........            $920                $92,000,000

----------
(1) Minimum investment is $5,000 per investor. Notes will be issued in denominations of $1,000. Assumes notes are sold for their face amount.
(2) Assumes an average sales commission of 8.0%. Sales commissions will be up to 7.25% of the principal amount of the note sold. In addition, under the terms of our agreements with some of our selling agents, we will also pay an additional sales commission of up to 1.75%. You will not incur a direct sales commission because the notes earn interest without deduction for sales commissions or other expenses.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

* The notes are secured debt instruments currently senior only to our outstanding equity securities.

*    The notes may be prepaid by us at any time.

*    There currently is no trading market for the notes.

* We have engaged several NASD member broker-dealers to sell the notes. These broker-dealers will sell the notes on a continuous, best efforts basis.

*    You may not purchase notes under this prospectus after October 31, 2003.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is __________ __, 2002.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS THE KEY INFORMATION CONTAINED IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND THE NOTES RELATING TO THOSE STATEMENTS.

                        MEDICAL CAPITAL MANAGEMENT, INC.

BACKGROUND

     We were formed on August 4, 2000 and formally began operations in the first quarter of 2001. Therefore, we currently have a limited operating history. Our ability to successfully implement our business plan depends in part on us obtaining adequate financial resources through this offering.

OUR COMPANY

     We were formed to acquire healthcare receivables. An example of a healthcare receivable would be the accounts receivable of a doctor's office, or amounts owed to a doctor's office by insurance companies for medical services performed by the doctors. We acquire these healthcare receivables at a discount to the face amount of the receivable, or an amount that is less than what we believe to be the fully collectable amount of the receivable. We then attempt to collect the full face amount of the receivable and retain any profit resulting from the difference, or a predetermined rate of profit. We also intend to expand our business into other areas related to the healthcare industry.

     The objective of our company is to successfully operate a healthcare financing business for a profit. If this goal is achieved, it will allow us to provide you interest income and a return of the funds that you loan us in order to expand our business. However, we may not achieve these objectives.

USE OF NOTE PROCEEDS

     The proceeds from the sale of our notes will be used to:

     *    purchase healthcare receivables;
     *    purchase other non-healthcare receivables;
     *    provide other forms of lending products secured by assets;
     *    purchase businesses related to the healthcare industry;
     *    expand our business; and
     * provide funds for general operating purposes, including to pay principal and interest on debt securities.

OUR AFFILIATES

     While we are a new business with a limited operating history, we do have several experienced affiliates that have completed offerings of debt securities backed by healthcare receivables. Our affiliates have sold over $350,000,000 in debt securities backed by healthcare receivables in the past eight years. In addition, our affiliates provide underwriting services to us in connection with our purchase of healthcare receivables. One of our affiliates also acts as the servicer for the healthcare receivables we purchase and tracks the payments made on the receivables. These affiliates receive compensation from us for providing those services. From time to time throughout this prospectus, the terms "we," "our" and "us" may also include references to actions performed on our behalf by these affiliates as the context requires.

                       THE MEDICAL CAPITAL HOLDINGS GROUP

     We are a wholly owned subsidiary of Medical Capital Holdings, Inc. In addition to our company, Medical Capital Holdings has other active operating subsidiaries engaged in healthcare related businesses. We often refer to these companies collectively as the Medical Capital Holdings group. Medical Capital Holdings also has another operating subsidiary, The Stirling Bridge Group, Inc., which is an Internet Web-Site development and hosting company. The following chart shows the organization of Medical Capital Holdings and its active operating subsidiaries that are engaged in healthcare related businesses:

   Individual                          Medical Capital Holdings, Inc.
   Investors                                  (parent entity)
       |                                             |
       |         +-----------------------------------+
       |         |                                   |
 0.03% Equity    |   99.97% Equity Ownership      100% Equity Ownership
   Ownership     |                                   |
       |         |                +------------------+------------------+
       |         |                |                  |                  |
Medical Capital  |         MEDICAL CAPITAL    Medical Tracking   National Health
  Corporation ---+         MANAGEMENT, INC.    Services, Inc.        Benefits
(Administrator)                                  (Servicer)        Corporation

     MEDICAL CAPITAL HOLDINGS, INC. Medical Capital Holdings is our parent entity and acts as a holding company for its five major operating subsidiaries. Medical Capital Holdings has been in business since 1996. In addition to the active operating subsidiaries described above, Medical Capital Holdings owns various special purpose corporations that were formed for the specific purpose of acquiring various groups or pools of assets. These special purpose corporations do not have active business operations other than holding those assets.

     MEDICAL CAPITAL CORPORATION. Medical Capital Corporation acts as the administrator for all of our receivable purchases and other lending transactions. Medical Capital Corporation essentially runs our business by administering our day to day operations, underwriting and originating our purchases of healthcare receivables and performing marketing, sales and client support functions. Medical Capital Corporation primarily provides services to companies within the Medical Capital Holdings group. We compensate Medical Capital Corporation for underwriting and administering the healthcare receivables that we purchase.

     Medical Capital Corporation has provided services as an administrator since 1994 and is experienced in purchasing and monitoring healthcare receivables generated by all types of healthcare sellers. As of the date of this prospectus, Medical Capital Corporation had purchased over $1,000,000,000 in face amount of receivables on behalf of companies in the Medical Capital Holdings group. Medical Capital Corporation's business is operated as a closely held company. Medical Capital Corporation generally charges companies in the Medical Capital Holdings group fees for its services that represent the approximate cost to Medical Capital Corporation of providing those services. We believe that the fees Medical Capital Corporation charges to companies within the Medical Capital Holdings group are similar to those that non-affiliated third parties would charge for providing the same services.

     Medical Capital Corporation maintains an Internet website at http://www.medicalcapital.com. Medical Capital Corporation uses this website as a marketing tool and solicits the purchase of healthcare receivables from potential sellers through the website. Because Medical Capital Corporation underwrites the healthcare receivables we purchase, some of our purchases of receivables may be made from sellers that Medical Capital Corporation solicits through its website. Medical Capital Corporation also underwrites purchases of healthcare receivables for other companies in the Medical Capital Holdings group, and to a limited extent, for companies outside the Medical Capital Holdings group. Medical Capital Corporation's website is not part of this prospectus.

     MEDICAL CAPITAL MANAGEMENT, INC. We were formed on August 4, 2000, for the primary purpose of acquiring healthcare receivables. The address of our principal executive offices is: 3770 Howard Hughes Parkway, Las Vegas, Nevada 89109. Our telephone number is: (800) 824-3700.

     MEDICAL TRACKING SERVICES, INC. MediTrak acts as the servicer for all of our accounts receivable transaction data. MediTrak monitors, tracks and posts all asset purchases and collections. We compensate MediTrak for performing these services for us. MediTrak primarily provides services to companies within the Medical Capital Holdings group.

     MediTrak has been facilitating the manual and electronic tracking of healthcare receivables since 1997. MediTrak's business is operated as a closely held company. MediTrak generally charges companies in the Medical Capital Holdings group fees for its services that represent the approximate cost to MediTrak for providing those services. We believe the fees MediTrak charges to companies within the Medical Capital Holdings group are equal to or lower than those non-affiliated third parties would charge for providing similar services. For services provided to companies outside the Medical Capital Holdings group, MediTrak generally charges higher rates.

     NATIONAL HEALTH BENEFITS CORPORATION. NHBC provides medical healthcare claims processing, preferred provider organization (PPO) re-pricing and negotiated claims settlement services to insurance companies, third-party medical claims administrators and to companies that self-insure their medical claims. NHBC has been in business since 1987. NHBC does not actively purchase healthcare receivables and we do not anticipate that it will provide any services to us.

                               RECENT DEVELOPMENTS

     As of October 15, 2002, we had a total of $45,442,000 in our series I redeemable secured notes issued and outstanding. As of the date of this prospectus, we did not have any series II notes issued or outstanding. A summary of the maturities and principal amounts of the series I notes issued and outstanding as of October 15, 2002, is as follows:

          YEAR OF MATURITY              PRINCIPAL AMOUNT OUTSTANDING
          ----------------              ----------------------------
               2002                              $ 1,859,000
               2003                              $17,702,000
               2004                              $ 8,995,000
               2005                              $ 7,162,000
               2006                              $ 9,724,000

     The series I notes are secured by a pool of assets that are separate from the assets that will secure the series II notes offered by this prospectus. The series II note holders will have no claim against the assets securing the series I notes.

                      SUMMARY OF THE TERMS OF THE OFFERING

Notes.................  We are offering up to $100,000,000 in principal amount of our redeemable secured notes, series II. You must purchase at least $5,000 in principal amount of notes. We will sell the notes in denominations of $1,000 on a continuous basis. Notes will be sold for their face amount, $1,000, plus accrued interest from and including the first day of the month in which a note is purchased, to, but excluding, the date of purchase. We may also sell notes at a discount to their face amount. If we sell you notes at a discount to their face amount, we will give you a pricing supplement disclosing your actual purchase price. The notes will be issued in book-entry form only without physical certificates or coupons.

Interest payments.....  We will pay interest only on the notes monthly in arrears on the tenth day of the month to the holder of record as of the last day of the month preceding the month in which the payment date occurs. Interest will be paid without any compounding. The notes will accrue interest at an annual rate of 9.75%. Interest will accrue from the first day of the month in which a note is purchased. We will pay interest on the notes primarily from proceeds of the healthcare receivables pledged as collateral as they are collected.

Principal payments....  The principal balance of each note will be paid at maturity on November 1, 2008.

Prepayment............  We may prepay the outstanding principal balance and accrued and unpaid interest of any or all of the notes in whole or in part at any time without any penalty or premium.

Collateral............  The notes will be secured by the assets that we acquire using the proceeds from this offering. We will also pledge other amounts to secure the notes, including amounts held from time to time by Zions First National Bank, the trustee, in various accounts under the note agreement and our rights under the agreements we use to acquire receivables.

                        The collateral will be pledged to the trustee for your benefit. The value of the pledged collateral can fluctuate and may at times be less than 100% of the outstanding principal amount of the notes. Because we may pledge assets other than healthcare receivables as collateral, the percentage of the collateral that consists of healthcare receivables can change over time.

                        We can issue additional series of notes in the future and can also issue securities senior in right of payment to the notes. We currently have an ongoing offering of our series I notes that will rank equally with the series II notes offered in this prospectus. For a more detailed description of the collateral, and how other securities we may issue can affect the collateral, see the section entitled "DESCRIPTION OF THE NOTES" in this prospectus.

Sinking Fund..........  Beginning in November, 2007, one-twelfth of the principal amount of notes outstanding on that date is required to be deposited each successive month into a sinking fund account. On each interest payment date beginning in November, 2007, until maturity, all funds then on deposit in the sinking fund account will be used to redeem notes, in part, on those dates.

Use of proceeds.......  We currently intend to use the proceeds from the sale of the notes principally to purchase healthcare receivables. We may also use the note proceeds to acquire or originate other receivables related to healthcare services, like medical equipment loans, and to make investments in companies and assets that are related to the healthcare industry. In addition, to a lesser extent, we may use a portion of the note proceeds to acquire or originate general business receivables not related to the healthcare industry. We may also use some of the proceeds of this offering for general corporate purposes, including to pay principal and interest on debt securities and other general operating expenses.

Plan of distribution..  The notes will be sold on a continuous best efforts basis by various broker-dealers registered with the National Association of Securities Dealers, Inc. Each note will be issued as soon as practicable after each sale. We may not be able to sell all of the notes offered in this prospectus.

Risk factors..........  Purchasing the notes involves risks. You should review the risks described in this prospectus before you invest in the notes. See "RISK FACTORS" for a discussion of the risks associated with investing in the notes.

                                  RISK FACTORS

     Your investment in the notes involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the notes.

RISKS RELATED TO OUR COMPANY

     OUR LACK OF DIVERSIFIED OPERATIONS AND INVESTMENTS INCREASES OUR EXPOSURE TO ADVERSE EVENTS OCCURRING IN THE HEALTHCARE INDUSTRY OR WITH ANY ONE SELLER.

     During the next year of operations we anticipate that the majority of our investments will be made in, and a majority of our income will be derived from, purchasing healthcare receivables. This lack of diversification in our operations increases our exposure to the risks of this industry. In addition, our initial portfolio is concentrated in receivables purchased from a limited number of sellers. As of June 30, 2002, 81% of the outstanding balance of the total receivables due to us were purchased from three providers. As we sell additional notes and raise additional proceeds, we will attempt to diversify our portfolio to increase the number of sellers from which we purchase receivables. However, if we are unable to raise sufficient funds to increase our investments, we may be unable to achieve an acceptable diversification of our receivables portfolio. This lack of diversification in the portfolio increases our dependence on the performance of any one seller. This increases the risk that inadequate performance by an individual seller will materially affect our profitability and our ability to make principal and interest payments on the notes.

     WE COULD BE ADVERSELY AFFECTED BY AN INABILITY TO IMPLEMENT OUR GROWTH STRATEGY.

     Our growth strategy principally depends on our ability to increase our purchases of receivables and other assets related to the healthcare and other industries that generate sufficient income and meet our underwriting standards. This strategy depends, in part, on our ability to continue to attract and retain new sellers meeting our quality standards in a competitive market. Our growth also depends on the growth of the businesses of the sellers from which we purchase receivables, which may be affected by a number of factors outside our control. If demand for financing in any of the markets we serve declines, we may not be able to attract new sellers meeting our underwriting standards.

     IF THE NOTES ARE CHARACTERIZED AS EQUITY INSTEAD OF DEBT, IT WOULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

     We believe the notes are structured in a way to constitute debt. Based on current federal tax laws and various aspects of our company and the notes, including the fact that securities senior to the notes can be issued without substantial limitation, there is a possibility that the IRS could challenge our characterization of the notes as debt and deem the notes to be equity. If the notes were characterized as equity, we would not be able to deduct the interest payments we make on the notes from our taxable income. If we operate our business at a profit, this would result in an increase in our federal income tax liability and expense, which would have an adverse affect on our business. For a description of the federal tax considerations relating to the notes, see the section entitled "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" in this prospectus.

     IF A SELLER'S BUSINESS FAILS AND THE SELLER DECLARES BANKRUPTCY, WE MAY BE UNABLE TO COLLECT SOME OR ALL OF THAT SELLER'S RECEIVABLES.

     In the past, our affiliates focused their receivable business on small and middle market healthcare sellers. Some of these sellers may be unable to obtain financing from more traditional credit sources or otherwise have limited financial resources. If one of these sellers were to declare bankruptcy, the bankruptcy trustee might not deem our security interest to be legally binding on the receivables. While we and our affiliates use underwriting criteria and monitoring procedures to attempt to reduce the higher risks inherent in purchases of receivables from some sellers, the criteria or procedures we use may not offer adequate protection against the risk of possible financial instability of a seller. As a result, collection of amounts due under our receivables could be less than we anticipate.

     IF ALL OF THE REMEDIES FOR RECOVERING A DEFAULTED RECEIVABLE ARE INADEQUATE, WE MAY NOT HAVE SUFFICIENT FUNDS AVAILABLE TO PAY THE NOTES AS THEY BECOME DUE.

     We may fail to collect funds from the patients' insurance companies, government agencies or other payors required to pay a receivable. Our ability to fully recover amounts due under our receivables may be adversely affected by, among other things:

     *    the financial failure of the payor of the receivables;*

     * the purchase of fraudulent receivables from a seller, misrepresentations of a seller or a conversion of account proceeds by a seller;

     *    third-party payor disputes; and

     *    third-party claims with respect to security interests.

     Any of these events could force us to reduce the reserve account balance we maintain for each seller or seek enforcement of a seller's guarantee, both of which could prove to be inadequate to fully collect the receivables. Therefore, we could experience losses on receivables in the future. These potential future losses may be significant, may vary from current reserve estimates and could exceed the amount of the balance allocated to a seller's reserve account. We do not maintain insurance covering credit losses. In addition, the amount of provisions for losses and the withheld purchase price on the receivables may be either greater or less than actual future chargeoffs of the receivables relating to these provisions. If all of the remedies for recovering a defaulted receivable are inadequate, we may not have sufficient funds available to pay the notes as they become due.

     OUR ASSESSMENT OF THE QUALITY OF THE RECEIVABLES WE ACQUIRE MAY BE INACCURATE.

     Before we purchase receivables from a seller, our administrator performs an evaluation of the historical collection time and other characteristics of a group or "batch" of receivables in order to determine whether they are eligible for purchase under our program. While past collection records often are a good predictor of likely future results, the initial analysis of the receivables may not reflect actual future results. It is possible that the historical performance of receivables approved for purchase under our administrator's program will be different from future collections on the receivables, which could adversely affect our profitability.

     While our administrator has developed and successfully utilized a set of criteria for the selection of prospective healthcare receivable sellers and guidelines for the healthcare receivables that qualify for purchase, our administrator has not had significant experience in assessing prospective non-healthcare receivable sellers or applying guidelines for the qualification of non-healthcare receivables. If our administrator does not correctly assess the non-healthcare receivable sellers and non-healthcare receivables we may purchase, our collections on those receivables could be less than we anticipate, which could adversely affect our profitability.

     WE WILL HAVE LIMITED OBLIGATIONS TO IDENTIFY DEFECTIVE COLLATERAL AND MAY NOT BE ABLE TO SUCCESSFULLY REPLACE THE COLLATERAL IF IT IS FOUND TO BE DEFECTIVE.

     We make representations and warranties to the trustee about the characteristics of the receivables pledged to secure the notes. However, the trustee has not undertaken any obligation to verify the accuracy of our representations. We are under no obligation to attempt to verify whether the collateral becomes defective once pledged. After the notes are issued, if the trustee determines that any collateral is defective, we will be required, at our expense, to replace the pledged receivables that are found not to meet the representations or warranties. Replacement of these pledged receivables could result in a loss to us.

     We attempt to limit our exposure to replacement risks through quality control review of receivables before they are purchased. Also, the parties from which we acquire the receivables generally make representations and warranties about the receivables to us. Although we pledge our rights in these agreements to the trustee for the notes, the trustee may not be able to successfully enforce any of the rights under the agreements that we pledge, including any obligation to cure a breach of representations or warranties or to replace any defective receivables not meeting the representations and warranties.

     COLLECTIONS ON OUR HEALTHCARE RECEIVABLES COULD BE DELAYED.

     The portion of the healthcare receivables that we acquire generally represents obligations of third parties to pay for healthcare services to patients of healthcare providers. Our healthcare receivables are paid by third-party payors, like health maintenance organizations, managed care concerns and other insurers, large corporations that may be self-insured, other healthcare sellers and government agencies. Because we purchase these types of receivables, we rely on prompt payments from third-party payors for collections. The healthcare industry is experiencing a trend toward cost containment, as government and other third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with healthcare providers. These cost containment efforts could adversely affect the providers' ability to generate healthcare receivables and our ability to collect those receivables on a timely basis. If we are unable to timely collect the receivables, we may not be able to pay principal and interest on the notes when due.

     LEGAL RESTRICTIONS MAY PREVENT US FROM COLLECTING RECEIVABLES DIRECTLY FROM MEDICARE AND MEDICAID.

     Federal law generally prohibits payment of amounts owed to healthcare providers under the Medicare or Medicaid programs to any entity other than the healthcare provider who is owed the amounts due. Accordingly, as in the case of non-governmental payors of the receivables, we require that Medicare and Medicaid proceeds be paid to a segregated lock box account under the control of the seller and Medical Capital Management. Lock box accounts are deposit accounts where insurance payments on the healthcare receivables are sent by the sellers or third parties required to pay the receivables directly for deposit. However, if a governmental agency refuses to pay a healthcare receivable, we cannot force collection directly from the government agencies that are obligated to pay the healthcare receivables owed to us unless we first successfully obtain a court order. This inability to force collection directly from the government agency without a court order could adversely affect our business.

     WE ARE DEPENDENT ON KEY PERSONNEL AND MAY BE REQUIRED TO HIRE ADDITIONAL EMPLOYEES.

     We are dependent on a few key individuals who may not perform their duties as we expect or who may leave our company. In addition, our continued expansion may require us to hire qualified individuals with backgrounds in the healthcare, finance, securities and insurance industries. It may be difficult to find and hire these individuals, or retain these employees once hired. We do not maintain key man life insurance on any officers. If we are unable to hire and retain the necessary employees, our business could be adversely affected.

     WE ARE IN A HIGHLY COMPETITIVE MARKET WHICH COULD RESULT IN REDUCED PROFITABILITY.

     We compete with numerous commercial banks, diversified finance companies, secured lenders and specialty healthcare and other finance companies. Many of these competitors have greater financial and other resources than us and may have significantly lower cost of funds because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in collections that might have a more pronounced impact on companies such as ours. They also have greater market share.

     Some of our competitors may offer better pricing for receivables, be more timely and responsive in processing receivable purchases and have better customer service than we do. Some of our competitors target the same type of healthcare sellers as we do and generally have operated in the markets we service for a longer period of time. Some of these companies may also have greater experience and more efficient collection methods than we might develop. If we are unable to successfully compete with these companies, our business could be adversely affected.

     WE ARE UNDER COMMON CONTROL WITH AFFILIATED COMPANIES WHICH COULD RESULT IN A CONFLICT OF INTERESTS.

     A common management group directs the activities of the companies in the affiliated group that provide services to us. These companies have also engaged in financing transactions similar to the sale of the notes. As a result of these affiliated relationships, conflicts of interests may exist or may arise in the future. In addition, some of our business transactions with these affiliates were not negotiated through independent arms-length negotiations. Any conflicts which arise may not be resolved in our best interests or the best interests of the note holders. In addition, there may now, or may in the future, be unrelated businesses that might be able to provide similar services to us in a more efficient, competent and less costly manner. Further, our affiliates may not be able to continue to provide services to us. In the event that one of our affiliates is not able to perform its services, we may not be able to obtain a suitable replacement without incurring substantial expense, and any replacement obtained may not provide an acceptable quality of services to us.

     WE COULD BE ADVERSELY AFFECTED IF WE FAIL TO COMPLY WITH GOVERNMENT REGULATIONS.

     Our healthcare finance business and the assets that we may acquire in the future are subject to numerous federal and state laws and regulations. These restrictions may (1) require us to obtain and maintain licenses and qualifications, (2) limit the interest rates, fees and other charges that we are allowed to collect, (3) limit or prescribe other terms of our receivables arrangements with healthcare sellers, and (4) subject us to potential claims, defenses and rights of offset.

     Although we believe that we are currently in compliance with statutes and regulations applicable to our business, we may not be able to maintain compliance without incurring significant expense. The failure to comply with any current or subsequently enacted statutes and regulations could have a material adverse effect on us. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations, or the expansion of our business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business could have a material adverse effect on us.

     OVER TIME, THE BALANCE IN A SELLER'S RESERVE ACCOUNT CAN BE REDUCED, WHICH COULD LIMIT OUR CASH AVAILABLE TO PAY THE NOTES.

     We generally set the purchase price for receivables at a specified percentage of the amount we estimate that we can collect on the receivable. A portion of the full face value of the receivable is allocated to a reserve account for each seller to be used in cases of receivables that are not fully collected. When the receivables are not fully collected, the balance in the seller's reserve account is reduced. This reduction increases the risk that we will be unable to recover all of the amounts paid to the seller for its receivables. A reduction in a seller's reserve account occurs with respect to most, if not all, sellers.

     Federal and state government agencies, in accordance with Medicare and Medicaid statutes and regulations, have broad rights to audit a healthcare provider and offset any amounts it determines were overpaid to that provider on any claims against payments due on other current, unrelated claims. For this reason, the reduction in the reserve account balance may be more significant with respect to Medicare and Medicaid receivables. Historically, the reserve account balances held by our affiliates for any single seller have never been exhausted. Although we monitor receivable collections on a daily basis, we may not be able to react quickly enough to the reduction of a seller's reserve account balance to cover resulting losses through collections on newer receivables acquired from the seller.

RISKS RELATED TO THE HEALTHCARE INDUSTRY

     CHANGES IN GOVERNMENT HEALTHCARE POLICY, LAWS AND REGULATIONS COULD ADVERSELY AFFECT OUR ABILITY TO COLLECT RECEIVABLES OR REDUCE THE AVAILABILITY OF RECEIVABLES FOR PURCHASE.

     The healthcare industry is subject to evolving political and economic regulatory constraints that may affect the operations of healthcare organizations and their profitability. These include proposed regulations and/or legislation periodically advanced by the state legislatures and Congress, and regulations issued by federal and state regulatory agencies.

     It is not clear at this time what legislation or regulations, if any, will be adopted, or, if adopted, what effect they would have on our business. Some of these regulations could significantly limit reimbursement under government healthcare programs and increase the involvement of government agencies and regulation in the healthcare industry. They could result in changes that include cutbacks in government healthcare programs, containment of healthcare costs on an interim basis, including a short-term freeze on prices for healthcare services, a restructuring of the way Medicare pays for some services, and greater state flexibility permitted in the administration of Medicaid. These proposed regulations or any other changes in the administration or interpretation of government healthcare programs could have an adverse effect on our business or operations.

     EXISTING GOVERNMENT REGULATION MAY RESTRICT OUR ABILITY TO COLLECT THE FULL AMOUNT OF OUR HEALTHCARE RECEIVABLES.

     Existing government regulation has the potential to reduce the amount of reimbursement paid to the healthcare sellers that sell us receivables. During the past decade, federal and state governments have implemented legislation designed to control the increase in healthcare costs and it is anticipated that these legislative initiatives will continue. Federal regulation of reimbursement rates for medical services has increased. In addition, the requirements and procedures for Medicaid reimbursement, as implemented by state Medicaid program administrators, differ from state to state. We may also be subject to applicable federal and state billing and credit collection agency laws and regulations. Also, the laws and regulations pertaining to Medicare and Medicaid reimbursement impose substantial criminal and civil penalties for the submission of inaccurate or false claims for billing, for which our sellers may be held liable. Current or future government regulations or healthcare reform measures could have a material adverse effect on our ability to collect our receivables or the timing of our collections.

     CHANGES IN HMO AND INSURANCE COMPANY PAYMENT AND REIMBURSEMENT PRACTICES COULD REDUCE THE AVAILABILITY OF RECEIVABLES FOR PURCHASE AND THE DEMAND FOR RELATED SERVICES.

     In addition to governmental initiatives, private reform efforts have been instituted throughout the healthcare industry, including the capitation of some healthcare expenditures. Capitation is the prepayment of a predetermined monthly fee to healthcare providers for some costs by third-party payors, typically HMOs and other managed healthcare concerns. The capitation fee is based on the aggregate number of patients under a healthcare providers' care. This fee does not vary, regardless of how much time the patient requires, the number of visits, or the nature of the illness. The healthcare provider then provides healthcare to these patients when and as needed, and assumes the risk of whether the capitation fee will cover its costs and provide a profit for all of the healthcare services it renders. Because some capitation eliminates patient billing, it can reduce the provider's healthcare receivables and risk of collection of fees that are the primary source of our business and cash flow. There is a risk that this practice will grow, as HMOs expand.

     Other possible changes in private healthcare delivery and payment systems could adversely affect our business. These include employer initiatives like creating purchasing cooperatives and seller initiatives to integrate hospitals and physicians into comprehensive delivery systems. Also, management and billing services may be consolidated by integrated healthcare delivery systems. This consolidation may result in a decrease in the willingness of providers to sell healthcare receivables and reduce demand for related billing and collection services.

RISKS OF AN INVESTMENT IN THE NOTES

     OUR ABILITY TO GENERATE CASH TO SERVICE OUR DEBT DEPENDS ON MANY OF THE FACTORS DISCUSSED ABOVE AS WELL AS OTHERS, MANY OF WHICH ARE BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our debt and to fund other possible acquisitions of businesses and assets will depend on our ability to generate cash in the future. This, to some extent, depends on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. The risks to which our business is subject may become more acute during an economic slowdown or recession because fewer receivables may be generated by healthcare and other sellers. In addition, the financial ability of third parties required to pay the healthcare receivables may be impaired, resulting in increased credit losses. Further, some of the sellers for our receivables are startup or less mature businesses that may be more susceptible to economic slowdowns or recessions.

     Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay principal and interest on our debt or to fund our other liquidity needs. In order to pay the principal amount of the notes at maturity, we may need to refinance all or a portion of our debt, including the notes. We may not be able to refinance any of our debt, including the notes, on commercially reasonable terms or at all. If this occurs, we may not be able to pay the amounts we owe you at the maturity of your notes.

     OUR OBLIGATION TO MAKE SINKING FUND PAYMENTS DOES NOT GUARANTEE THAT THERE WILL BE SUFFICIENT FUNDS AVAILABLE TO PAY THE NOTES AT MATURITY.

     We are obligated under the note agreement to make periodic payments to a sinking fund. These payments begin in November, 2007. Our ability to make these payments depends on our ability to generate sufficient cash flows. We may not have sufficient cash flow at that time to make those payments. If we default on any sinking fund payments, we may not have sufficient funds available to pay the notes in full at maturity.

     WE HAVE NO RESTRICTION ON OUR ABILITY TO INCUR ADDITIONAL DEBT.

     The note agreement governing your and our rights and obligations relating to the notes does not restrict our ability to issue additional notes or to incur other debt. This additional debt may be senior, equal or junior in right of payment to the notes. This additional debt could be secured by the collateral that secures the notes with a claim to that collateral that is equal or junior to the first priority claim the notes have to the collateral. Further, we do not have any limitation on the amount or percentage of indebtedness that we may incur. We expect to continue to purchase receivables using the proceeds of debt offerings like the notes. In addition, because we intend to expand our business and to acquire or originate other receivables related to the healthcare and other industries, we may require additional capital or other funds for the expansion of our operations. We may obtain these funds through the sale of the notes or additional debt securities on terms we can not now predict. In addition to this offering, we have an ongoing offering of our series I notes that rank equally with the series II notes.

     IF THE COLLATERAL SECURING THE NOTES IS INSUFFICIENT AND WE ARE IN DEFAULT UNDER OUR OBLIGATIONS, SENIOR DEBT HOLDERS WOULD BE ENTITLED TO PAYMENT IN FULL OUT OF THE GENERAL FUNDS OF THE COMPANY BEFORE WE MAKE ANY ADDITIONAL PAYMENTS ON THE NOTES, WHICH COULD RESULT IN YOUR NOT BEING PAID THE FULL AMOUNTS DUE ON THE NOTES.

     The note agreement does not restrict our ability to issue additional debt that is senior in right of payment to the notes. If we issue senior debt and our business is not successful or we default in payment, the senior debt holders may be entitled to payment in full in liquidation of our company before full payment is made to you. Although the note holders have a first priority claim to the receivables and other assets pledged to the trustee to the extent those assets and receivables are acquired solely with the proceeds of sales of notes and on any amounts on deposit in the sinking fund, if these assets and the general funds of the company are insufficient to pay all debt holders of the company, you may not receive repayment of the full principal amount owed to you on the notes.

     OUR USE OF A HIGH AMOUNT OF DEBT COULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO PAY PRINCIPAL AND INTEREST ON THE NOTES WHEN DUE.

     Our use of a high amount of debt could have important consequences to you. For example, substantial debt could:

     * make it more difficult for us to satisfy our obligations to pay principal, interest and sinking fund payments on the notes;

     * make it more difficult for us to acquire receivables to replace those pledged to the note holders as they are paid;

     * increase our vulnerability to general adverse economic and industry conditions;

     * limit our ability to obtain additional financing for future working capital, capital expenditures, acquisition of healthcare financing businesses and healthcare receivables and other general corporate requirements;

     * increase our vulnerability to interest rate increases if future debt must be incurred at higher rates of interest than currently exist;

     * require us to dedicate a substantial portion of our cash flow to payments on our debt, which will reduce the availability of cash flow for operations, new investment and other purposes; and

     * limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

     YOU COULD LOSE YOUR ENTIRE INVESTMENT IF WE ARE UNABLE TO SELL A SUFFICIENT AMOUNT OF NOTES.

     There is no minimum amount of notes that we have to sell before issuing any notes and using the proceeds from those sales. There is no minimum amount of notes that we have to sell before terminating the offering. The notes are being sold on a best efforts basis and we may not be able to sell the entire $100,000,000 in notes we are offering in this prospectus. If we are unable to sell a sufficient amount of notes, we may have insufficient funds to successfully implement our business plan. If this occurs, you could lose your entire investment in the notes. This risk is further heightened because you must purchase at least $5,000 in notes.

     THE ASSETS SECURING THE NOTES HAVE DIFFERENT MATURITY DATES THAN THE NOTES AND WE MAY NOT HAVE SUFFICIENT CASH AVAILABLE TO MAKE PAYMENTS ON THE NOTES WHEN DUE.

     The maturity of the collateral does not match the maturity dates of the notes. Interest and sinking fund payments due on the notes will be made principally from the proceeds of the collateral that is pledged to secure the notes. We may purchase assets that have no maturity date or date fixed for repayment of the investment and may also purchase assets that mature after the maturity date of the notes. Because we may invest in assets without maturity dates or with maturity dates that do not match the payment dates of the notes, we may not have sufficient cash and liquid assets available to make these payments when due. If this occurs, we will be required to fund these payments from our other assets or through borrowings or capital raised from outside sources.

     If the collateral pledged to secure the notes has to be sold to fully pay the notes when due, the sale may not result in proceeds sufficient to fully pay the notes at maturity. Our ability to obtain refinancing of the balance due on the notes at maturity will depend on market factors at that time. An increase in interest rates or other economic conditions may have an adverse effect on our ability to obtain refinancing to pay the notes.

     THE VALUE AND TYPE OF THE COLLATERAL SECURING THE NOTES MAY CHANGE OVER TIME WHICH WILL MAKE IT DIFFICULT TO EVALUATE THE RISK OF INVESTING IN THE NOTES.

     When additional series II notes are issued from time to time, new receivables or other assets will be purchased and pledged as collateral. All of the collateral securing the previously issued series II notes, plus the collateral added as a result of the issuance of additional series II notes, will secure both the additional series II notes and the previously issued series II notes. Some of the collateral will be repaid before the notes mature. When this collateral is repaid, we will use the proceeds to acquire and pledge additional assets. Because our underwriting standards and the types of assets we may purchase may change over time, the additional assets may be different than the

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
initial assets we purchase. Therefore, the composition, quality and type of the receivables and other assets securing the notes may change over time. This change in assets over time makes it difficult to evaluate the risk of investing in the notes because the collateral securing the notes may change. Moreover, the additional assets acquired may be more likely to fluctuate in value over time, which could result in the value of the collateral securing the notes being less than the outstanding balance due on the notes.

     SERIES II NOTE HOLDERS WILL HAVE NO BENEFIT FROM THE ASSETS SECURING THE SERIES I NOTES.

     The series I note holders have a first priority claim against the pool of assets securing the series I notes. The holders of the series II notes offered in this prospectus have no claim against those assets. If we become insolvent, you will likely receive no benefit from the assets securing the series I notes. If this happens, and the asset pool securing the series II notes is inadequate to fully pay the series II notes, you may not receive the entire amount owed to you.

     YOU MAY NOT BE ABLE TO SELL YOUR NOTES DUE TO THE ABSENCE OF AN ESTABLISHED TRADING MARKET.

     There is no trading market for the notes. Although we intend to list the notes for trading on a securities exchange once a sufficient amount of notes has been sold, we may not meet the requirements for listing on an exchange. Even if we do list the notes on an exchange, an active trading market for the notes may not develop. We are not obligated to redeem your notes until they mature. Because you may be unable to sell your notes prior to the maturity date, you should consider your need to be able to liquidate your investment prior to its maturity before investing in the notes and you should be prepared to hold any notes purchased in this offering until their maturity.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus that are not historical facts are "forward-looking" statements. Forward-looking statements can be identified by the use of words like "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," "should," "intend," "plan," "consider" or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. We based these forward-looking statements on our current expectations and projections about future events and information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Some of the risks, uncertainties and assumptions are identified in the risk factors discussed above.

     We wish to caution you that the forward-looking statements in this prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

                                 USE OF PROCEEDS

     If all of the notes that we are offering in this prospectus are sold, we expect proceeds to total $100,000,000 before deducting sales commissions and other expenses. We may not be able to sell all or any of the notes. Offering expenses are estimated to be approximately $200,000 and sales commissions will not exceed 9.0% of the principal amount of the notes sold.

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
INTENDED USE OF PROCEEDS

     We currently intend to use the proceeds received from the sale of notes in the following order of priority:

     *    First, to provide funds for purchases of healthcare receivables; and

     * Second, to acquire or originate other receivables, like general business receivables, medical equipment loans, and to make other investments in companies and assets that may or may not relate to the healthcare industry. The other investments may include commencing new business ventures or acquiring other companies or business assets related to the healthcare industry.

     We do not have any commitments or agreements for material acquisitions or the commencement of new business ventures. However, we will continue to evaluate possible acquisition candidates. We currently anticipate that approximately 80% of the net proceeds will be used for purposes described in the first bullet point above and approximately 20% will be used as described in the second bullet point. However, a change in capital requirements could cause a change in this allocation. Proceeds of this offering may also be used for general corporate purposes, including the payment of principal and interest on debt securities, including other series of notes, and other general operating expenses. In addition to this offering of notes, on the date of this prospectus, we also had an ongoing offering of up to $100,000,000 in principal amount of our series I notes to the public. Because the series I note offering is being made on a best efforts basis, we are unable to predict the amount of proceeds that will be generated by the series I note offering. The proceeds from the series I note offering will be used in a similar manner as the proceeds of this offering. However, the assets purchased with proceeds of the series I note offering will not secure the series II notes.

     We anticipate that some of the proceeds from this offering will be invested in money market funds, bank repurchase agreements, commercial paper, U.S. Treasury Bills and similar securities investments while awaiting use as described above.

     Since we do not know the total principal amount of notes that will be sold, we are unable to accurately forecast the total net proceeds generated by this offering. Therefore, we have not allocated specific amounts for any of the above purposes.

RESTRICTIONS ON USE OF PROCEEDS

     We will not use any proceeds from the sales of notes to pay administrative fees to Medical Capital Corporation for the services they provide as administrator or to pay servicing fees to MediTrak as the servicer of the receivables. The fees relating to these services are contained in the administrative services agreement and the master servicer agreement and are paid out of amounts collected from the receivables.

CHANGES IN INTENDED USE OF PROCEEDS

     We do not anticipate any material changes to our planned use or priority of use of proceeds from those described above if we sell less than $100,000,000 in notes. While the above represents our present intention with respect to the use of the offering proceeds, a change in capital requirements or business opportunities could cause us to elect to use the proceeds for other purposes not contemplated at this time. We have the discretion to use the proceeds in any manner we deem appropriate.

                              PLAN OF DISTRIBUTION

OFFERING OF NOTES

     We are offering up to $100,000,000 in principal amount of notes on a continuous best efforts basis. The notes will be sold at their face value, $1,000 per note, plus accrued interest from and including the first day of the month in which the note is purchased to, but excluding, the date of purchase. You must purchase at least $5,000 in principal amount of notes, plus accrued interest. Additional amounts may be purchased in increments of $1,000, plus accrued interest. Depending on market and financial conditions, our board of directors, without approval of the noteholders, may increase or decrease the minimum purchase requirement at any time. There is no minimum amount of notes that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the $100,000,000 in notes being offered in this prospectus. The proceeds from sales of the notes will be paid directly to us promptly following each sale and will not be placed in an escrow account.

MARKETING ARRANGEMENTS

     On the date of this prospectus, we had retained the following NASD member broker-dealers to sell the notes on a best efforts basis:


          Chicago Investment Group
          Great Northern Financial Services
          Hanmi Securities
          Montauk Financial Group
          Nevwest Securities
          Nexcore
          Salomon Grey Financial Group
          Syndicated Capital
          Triad Advisors
          Wall Street Financial Advisors

     We may also retain additional broker-dealers that are members of the NASD to consult with and advise us and to assist in the distribution of notes in the offering on a continuous best efforts basis. No broker-dealer has any obligation to take or purchase any notes. A broker-dealer is expected to assist us in the offering as follows: (1) in conducting informational meetings for subscribers and other potential purchasers; (2) in keeping records of all subscriptions; and
(3) in training and educating our employees regarding the mechanics and regulatory requirements of the offering process. These broker-dealers will receive sales commissions of up to 7.25% of the aggregate principal amount of the notes they sell in the offering. In addition, our agreements with some of these broker-dealers provide that those brokers will receive an additional sales commission of up to 1.75% of the aggregate amount of notes these brokers sell in the offering. Depending on market conditions, the notes may be offered for sale in the offering on a continuous best efforts basis by a selling group of selected broker-dealers agreed on by a broker-dealer and us. In addition, we may reimburse the broker-dealers for reasonable out-of-pocket expenses actually incurred, including expenses related to attorneys' fees and costs, not to exceed $200,000. We expect to agree to indemnify one or more broker-dealers against some liabilities, including liabilities under the Securities Act, and to contribute to payments they may be required to make in respect of those liabilities.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and analysis of the results of operations and financial condition should be read in conjunction with the Financial Statements and related Notes.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001

     We were formed on August 4, 2000 and operations did not commence until after the first quarter of 2001. Therefore, the Company had no revenue for the six months ended June 30, 2001.

     REVENUES. For the six months ended June 30, 2002, we purchased medical receivables carrying an estimated net realizable value ("ENR") of $22,374,306 and earned discount fees on these purchases of $1,963,010, including related party discount fees of $681,164 from our parent and affiliates.

     We presently hold $295,000 in discount reserves which reduced our discount revenue. Our management anticipates the receivables upon which these reserves are based to be fully collectible and the discount fee to be earned within the provider contract period.

     GROSS PROFIT. Our gross profit during the six months ended June 30, 2002 was $1,484,802, which arose from gross discount revenues of $2,062,174, less the change in discount reserves of $99,164, and administration fees incurred of $478,208. The administration fees, related party, were 2.1% of the total ENR.

     OPERATING EXPENSES. Our total operating expenses for the six months ended June 30, 2002 were $2,504,609. Expenses consisted primarily of $1,458,357 in interest expense, which consists of interest expense of $1,282,940 plus amortized commissions of $442,824 and amortized deferred offering cost of $65,047 less interest earned of $332,454. Interest earned included $312,167 on our notes receivables of $4,045,000 from various medical providers, and $20,287 on cash and cash equivalents. We also incurred $188,519 in advertising expense, which is expensed as incurred, and professional services of $184,884. For the six months ended June 30, 2001, our total operating expenses were $89,301.

     INCOME TAX EXPENSE. For the six months ending June 30, 2002 and 2001, our provision (benefit) for income taxes was $(25,468) and $0, respectively. For Federal and state income taxes, we are consolidated with our parent. We are allocating our share of the consolidated tax liability using the separate return method.

     NET LOSS. We had a net loss of $994,339 or basic and diluted net loss per common share of $497.17 for the six months ended June 30, 2002. Our net loss resulted primarily from gross profit of $1,484,802 on the purchase of medical receivables for the six months ended June 30, 2002 being less than administration and operating expenses over the same period. We had anticipated greater year to date sales of our notes from our public offering, which we offered at attractive interest rates, thereby being able to purchase more medical receivables and earn greater revenues. We still anticipate greater sales of our notes during the remainder of 2002 and expects our revenues and profit margin to rise during the rest of the fiscal year ending December 31, 2002.

     Still, due to numerous economic, competitive and regulatory risks, any or all of which may have a material adverse impact upon our operations, there can be no assurance that we will be able to successfully purchase healthcare receivables and/or acquire a business which generates significant revenues or achieves a level of profits which will permit us to pay the interest and principal payments on notes when due. However, we believe cash available from the net offering proceeds will be sufficient to fund all of our general and administrative expenses.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AND FOR THE PERIOD SINCE INCEPTION ON AUGUST 4, 2000 TO DECEMBER 31, 2000.

     We were formed on August 4, 2000 and operations did not commence until the first quarter of 2001, therefore no financial information is presented for the period since inception on August 4, 2000 to December 31, 2000.

     REVENUES. We formally began operations after the registration statement, relating to our public offering of secured notes, was declared effective by the Securities and Exchange Commission, on February 6, 2001. As of December 31, 2001, we had purchased medical receivables carrying an ENR of $20,262,332 and earned discount fees of $1,645,912 on these purchases. The majority of these discount fees were earned in the third and fourth quarter of 2001.

     We presently hold $195,836 in discount reserves which reduced our discount revenue. We anticipate the receivables upon which these reserves are based to be fully collectible and the discount fee to be earned within the provider contract period.

     GROSS PROFIT. The gross profit during the twelve months ended December 31, 2001 was $1,206,256, which arose from gross discount revenues during the year of $1,841,748, less discount reserves of $195,836, and administration fees incurred of $439,656. The administration fees, related party, were 2.2% of the ENR

     OPERATING EXPENSES. Our total operating expenses for the twelve months ended December 31, 2001 were $1,133,492. Expenses consisted primarily of $635,437 in interest expense, which consists of interest expense of $519,191 plus amortized commissions of $189,463 and amortized deferred offering cost of $100,014 less interest earned of $173,231. Interest earned included $136,791 on our notes receivables of $4,045,000 from various medical providers, and $36,440 on cash and cash equivalents. We also incurred $207,618 in advertising expenses, which are expensed as incurred.

     INCOME TAX EXPENSE. Provision for income taxes amounted to $25,468 for the twelve months ended December 31, 2001. For federal and state income taxes, we are consolidated with our parent. We are allocated our share of the consolidated tax liability using the separate return method.

     NET INCOME. We had net income of $47,296 or basic and diluted net loss per common share of $27.03 for the twelve months ended December 31, 2001. Our net income resulted primarily from discount income earned of $1,645,912 on the purchase of medical receivables being greater than first year administration and operating expenses. In 2002, we anticipate greater discount revenues on purchases from new sellers as well as additional discount fees on purchases from the present healthcare sellers. Consequently, we expect our revenues and profits to rise during the next fiscal year ending December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

     During the six months ended June 30, 2002, we received $17,737,000 in cash from the issuance of secured notes on our public offering, and received collections on medical receivables of $5,554,199. During the same period, we used $19,293,590 of these funds to purchase medical receivables, and had

$291,000 in notes mature. As of June 30, 2002, we maintained $1,428,526 in cash and cash equivalents, which we seek to utilize in purchasing additional medical receivables and in the acquisition of other possible investments.

     From our inception on August 4, 2000 to June 30, 2002, we have received $35,954,000 from the sale of our notes, and received $9,373,366 in collections on medical receivables. Over the same period, we used $37,744,825 to purchase medical receivables, and made cash loans of $4,045,000 to providers. We had $291,000 in notes that have matured since inception.

     Management believes current conditions of the stock exchanges and financial markets are expected to have some impact on the issuance of our secured notes, yet due to the favorable and fixed interest rates offered on our notes, we believe this impact will not be significant. We do not believe that inflation has had a significant impact on our operations.

     Our management consists of officers and employees employed by Medical Capital Corporation. Their salaries and benefits are paid by Medical Capital Corporation. Our operating expenses will be reimbursed from the net offering proceeds or from cash flow generated from our operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption did not have a material impact on our financial position or results of operations since we have not participated in any activities covered under this pronouncement.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. We do not expect the adoption to have any impact on our financial position or results of operations.

     In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. We do not expect the adoption to have any impact on our financial position or results of operations.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets.

The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. We do not expect the adoption to have any impact on our financial position or results of operations.

     In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. We do not expect the adoption to have any impact to our financial position or result of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. We do not believe that this SFAS will have a significant impact on our results of operations or financial position.

                                    BUSINESS

OVERVIEW

     Our primary business plan is to purchase healthcare provider accounts receivables at a discount to the face amount of the receivable. We then attempt to collect 100% of the account balance. The receivables generally are purchased from healthcare sellers and other businesses, which we refer to in this prospectus as our "sellers." In addition, to a lesser extent, we may also purchase general business receivables not related to the healthcare industry. We rely on our affiliates to provide us the services required for the purchase, monitoring and administration of the receivables, like servicing, underwriting and acquisition services.

     Our receivable purchases generally are limited to those having payors like:

     *    Medicare;

     *    Medicaid;

     * other governmental agencies like Civilian Health and Medical Program of the Uniform Services ("CHAMPUS");

     * commercial insurance companies with an established credit quality rating of "A" or better from A.M. Best or an equivalent rating by another recognized rating agency, like Standard & Poor's;

     *    casualty insurers;

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
     * other solvent payors, like managed care providers, preferred provider organizations and self-insured companies; and

     * other businesses that we determine on a case by case basis through the underwriting process to be of low risk.

     An "A" credit rating for an insurance carrier means that the carrier has an excellent to superior ability to meet its obligations when due. A.M. Best publishes both a financial strength rating and a financial performance rating on more than 6,000 health, property and casualty insurance companies. A.M. Best's financial strength ratings range from A++ (Superior) to F (In Liquidation) and include 15 separate ratings (not including the S rating for "Suspended"). Our receivables purchases from insurance carriers are generally limited to those with an "A" or better rating because we believe insurance carriers with an "A" or better rating are more likely to pay a healthcare receivable on time. A.M. Best's "A" rating is its third highest rating.

     We only purchase accounts receivable that are payable by commercial payors. These are obligations owed by one business to another business for goods and services already provided or rendered. For healthcare receivables, we will only purchase the insured portion of an account receivable generated from patient services rendered by healthcare providers that meet the financial requirements and underwriting standards established by Medical Capital Corporation. The insured portion of a healthcare receivable represents an obligation of third-party insurance companies, large corporations, state or federal government agencies, preferred provider organizations or health maintenance organizations. Medical Capital Corporation has been using and continually refining these underwriting standards for over eight years. This process has been successful in purchasing receivables that are profitable since none of the companies in the Medical Capital Holdings group has experienced a net loss on the purchase of receivables from any one seller.

     The underwriting department of Medical Capital Corporation uses credit criteria which is similar to that used by other similar lending institutions. The relevant operating, historical and financial data of prospective sellers are reviewed to assess the financial risk involved in purchasing that prospective seller's receivables. We will not purchase any portion of receivables that are owed by individuals or that are "self-pay." Self-pay relates to the portion of a healthcare receivable to be paid by an individual patient or other individual that is financially responsible for the patient.

     We may also provide loans secured by equipment and real property to healthcare businesses that we believe to be financially viable and of low risk. From time to time, we may also purchase or invest in healthcare related businesses, like HMOs, preferred provider organizations, medical bill review companies and third-party administrators.

MEDICAL INDUSTRY BACKGROUND

     According to news articles published daily and trade publications, the United States healthcare industry is undergoing rapid change. Due to the aging of the population, there is an increasing need for medical institutions. In recent years, according to reports issued by the U.S. Department of Health and Human Services, healthcare expenditures have increased at a rate approximately twice that of inflation. Due to the pressure from health insurance companies, corporations and government agencies to control these rising costs, a trend toward managed care has emerged. We believe the shift to managed care, coupled with the increasingly complicated reimbursement procedures implemented by payors of healthcare receivables, has made billing and collection efforts more difficult.

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
     As discussed in articles in Healthcare Financial Management Association magazine, the ever increasing complex reimbursement procedures require employees with sophisticated knowledge of the billing and payment procedures of the United States government and each of the hundreds of different insurance carriers. For example, the average 300 bed hospital in the United States attempts to process approximately 4,000 claims, payments and eligibility inquiries on any given day. Many of these cases will be processed on paper, over the phone or not at all. As a result, the average collection time for most healthcare receivables is 60 to 90 days, which presents financial problems for many of the hospitals. Consequently, healthcare sellers experience a substantially increased need for immediate cash flow to support not only daily operational expenses, but the additional expense required for billing and collection services. These billing statistics are published by Healthcare Financial Management Association on a monthly basis.

     In order to improve collection efficiency, hospitals and other healthcare providers are forced to either out-source billings and collections or hire a number of highly skilled employees solely for this purpose. Despite these efforts, many sellers often incur a significant loss due to their inability to effectively process large amounts of claim information in a timely manner. With payor reimbursement arrangements requiring increasingly more complex and lengthy procedures, the provider's revenue collection departments have become less able to timely process the claims due to their limited capacity. Improperly or incompletely submitted information will result in payment delays.

     Consequently, we believe a serious administrative and cash flow management problem exists for many healthcare providers. They are faced with numerous other expenses ranging from equipment and facility costs to payroll and liability insurance fees. In the new managed care environment, healthcare providers are forced to become more efficient business operators in order to remain profitable. The consequences of a provider's inability or unwillingness to adapt to these changes by using more sophisticated revenue collection systems causes the financial risk for providing healthcare to shift from the payor to the provider. We believe these providers have an increased need for predictable cash flow.

     Businesses generally utilize working capital or accounts receivable financing to bridge the shortfall between the turnover of current assets and the maturity of current liabilities. A business will often experience this shortfall during periods of revenue growth because cash flow from new revenues lags behind cash outlays required to produce new revenues. For example, a growing labor intensive business will often need to fund payroll obligations before payments are received on new services provided or products produced. We believe that many healthcare providers have rapidly expanding businesses, and therefore require accounts receivable financing to fund their growth.

     As a result of these developments, we believe financing or sale of healthcare receivables has become a more efficient solution to meet the cash flow needs of today's healthcare providers. We believe that there are several distinct trends that will continue to fuel the demand for and the dollar value of healthcare services in the United States and the demand for our services, including:

     * dramatic change driven by governmental and market forces which have put pressure on healthcare providers to reduce healthcare delivery costs and increase efficiency, often resulting in short-term working capital needs by these providers as their businesses grow;

     * favorable demographic trends, including both the general increase in the U.S. population and the aging of the U.S. population, which should increase the size of our principal target markets;

     * growth, consolidation and restructuring of fragmented sub-markets of the healthcare industry, including long-term care, home healthcare and physician services; and

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
     * advances in medical technology which have increased demand for healthcare services by expanding the types of diseases that can be effectively treated and by extending the population's life expectancy.

COMMERCIAL RECEIVABLES

     We may use a portion of the proceeds of the sale of our notes to purchase non-healthcare commercial receivables. We have not identified any specific non-healthcare related receivables for purchase. We do not anticipate that non-healthcare related commercial receivables will constitute more than 20.0% of our pledged collateral at any time.

BUSINESS STRATEGY

     Financial groups and various smaller financing companies provide financing through the purchase of receivables. However, most of these institutions have a minimum lending threshold of $5,000,000 in receivables when offering financing to seller groups. As a general matter, we believe these lenders typically have been less willing to provide financing to healthcare and other sellers of the types we serve because these lenders have not developed the healthcare and other industry expertise needed to underwrite receivables generated by smaller sellers. These lenders also lack specialized systems necessary for tracking and monitoring healthcare receivables transactions, which are different from traditional accounts receivable finance transactions.

     TARGET HEALTHCARE SELLERS. We offer financing to medium and smaller hospitals, other healthcare providers and durable medical equipment distributors that generally do not produce receivables at a high enough level to attract large financial institutions, by purchasing their receivables. Currently, our primary marketing strategy is to focus on the purchase of receivables from:

     *    hospitals;

     *    skilled nursing and assisted care facilities;

     *    physician groups consisting of one to six doctors;

     *    home healthcare facilities;

     *    durable medical equipment distributors;

     *    medical staffing companies;

     *    radiology and diagnostic medical facilities;

     *    medical testing facilities; and

     * other healthcare businesses and related businesses which we determine through the underwriting process to have low risk.

     We target those sellers with billings of $20,000 to $200,000 per month. We believe fee-for-service practitioners are a good type of client due to the relatively small nature of their business and the manner in which they are paid. Fee-for-service practitioners are practitioners that bill for healthcare services using a retail billing rate for the services provided. They are then paid by the insurance companies based on medical fee schedules established by the insurance industry. These healthcare practitioners usually have two to six

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
practitioners in one office. We believe their billing is relatively easy to monitor and purchase, and believe their payment pattern is best suited for our business. The other healthcare businesses with which we deal are primarily small hospitals, skilled nursing facilities, home health agencies and medical clinics.

     TARGET GEOGRAPHICAL AREAS. We target both metropolitan and rural markets for the purchase of receivables. Generally, we do not expend substantial marketing efforts on the large metropolitan areas like New York, Chicago, Los Angeles, San Francisco, etc. We believe the middle tier of metropolitan statistical areas contain the size and type of prospective clients that best suit our lending criteria. This segment of the national market consists of a majority of fee-for-service practitioners and other healthcare and non-healthcare businesses. These metropolitan areas would consist of cities like San Diego, California, Des Moines, Iowa and Little Rock, Arkansas.

     PRODUCTS OFFERED. In addition to accounts receivable financing, small to middle market healthcare providers often require additional financing products like loans secured by equipment or real estate to facilitate the growth or restructuring of their businesses. Facility-based healthcare providers grow through the acquisition of additional facilities. Facility-based healthcare providers generally are hospitals, skilled nursing facilities and clinics. These providers can often acquire additional facilities at attractive valuations. This happens when some facilities need to be sold for a variety of reasons. Some of these reasons can include:

     *    the death of an owner of the facility;
     * a healthcare chain may decide to withdraw from a geographical market and sell its facilities;
     * some healthcare chains may decide to sell a facility to use the funds to purchase different or other types of facilities or to purchase facilities in other geographical markets; or
     * when smaller healthcare chains declare bankruptcy due to poor management, their facilities can be bought through bankruptcy proceedings.

     In order to purchase facilities at an attractive price, quick financing is often necessary so that the intended acquisition can be completed before other buyers outbid them. We believe that when facilities become available for purchase, the successful bidder is often the first buyer to make an offer and has the necessary funds to complete the purchase in a short period of time.

     Many of our affiliates' current healthcare sellers and prospective sellers have a need for loans as their businesses grow. Loans secured by the assets owned by the sellers are used in order to support the sellers' expanding infrastructure requirements like information systems, enhanced professional management and marketing and business development costs. We also provide various financing options to sellers, like loans secured by equipment and real estate. We provide customized financing solutions specifically tailored to meet the needs of each individual seller.

     GROWTH. We expect the trends described above under "- Medical Industry Background" to continue, providing us with long-term growth opportunities. We plan to increase the number of financial products that we offer to the sellers from which we purchase healthcare receivables. These financial products may include leasing medical and diagnostic equipment, real estate first and junior lien mortgages, revolving credit lines and acquisitions of companies in the healthcare industry. In addition, we may purchase general business receivables payable by commercial enterprises that are determined through the underwriting process to be low risk. Our strategy for growth generally is based on the following key elements:

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
     * Target sub-markets within the healthcare industry that have favorable characteristics for working capital financing, like fragmented sub-markets experiencing growth, consolidation or restructuring. Our initial focus is on the purchase of healthcare receivables in these sub-markets.

     * Focus on sellers with financing needs of between $100,000 and $1,000,000, which is a market that we believe has been under-served by commercial banks, diversified finance companies, traditional secured lenders and our other competitors. Most commercial banks, diversified finance companies and traditional secured lenders have typically focused on providing financing to companies with borrowing needs in excess of $5,000,000. We believe that our target market for transactions is much larger, in terms of the number of available financing opportunities, and is less competitive than the market servicing larger borrowing needs, thereby producing growth opportunities at attractive rates.

     * Become the primary source for all financing needs of sellers by introducing new financial products to leverage our and our affiliates' existing expertise in healthcare and other finance, and providing other services within our target markets. We expect to selectively introduce new products to existing and new sellers, depending on their needs, general economic conditions, our resources and other relevant factors. In some cases, we anticipate that new products may be introduced as part of cooperative arrangements with other companies.

     * Seek to make strategic acquisitions of and investments in businesses that are engaged in the same or similar business as we are or that are engaged in lines of business that are complementary to our business. These businesses may include businesses that are involved in financial services, receivables management, outsourcing, financial and administrative infrastructure services, HMOs, preferred provider organizations and third-party administrators. We believe that businesses in these areas are synergistic with our proposed core business of purchasing healthcare and other receivables and could allow us to leverage our and our affiliates' expertise in healthcare to meet the needs of our target customer base. We also seek to take advantage of appropriate opportunities to invest in or acquire companies in the same or similar lines of business as we operate.

     OBTAINING NEW SELLERS. We generally have four potential sources for developing and locating the seller base from which we acquire receivables: (1) referrals from banks and other financial institutions, (2) referrals from independent financing brokers and insurance agents, (3) our affiliates' network of companies that are in healthcare service businesses with which our affiliates have informal cross referral arrangements, and (4) our affiliates' sales and marketing personnel. Medical Capital Corporation uses a network of sales representatives who contact new and existing sellers in their territory on a regular basis. The primary responsibility of the sales representatives is to develop and maintain relationships with sellers. Most sales representatives have a healthcare industry background and have received specialized training from Medical Capital Corporation.

     With respect to banks and financial institutions, some of our officers and those of our affiliates have existing relationships with several financial institutions throughout the country. Banks are continually approached by medical and other groups looking for financing. In addition, trust departments, brokerage firms and investment advisers are regularly asked by their clients where financing might be obtained. These banks and institutions refer sellers to our affiliates from time to time.

     We believe a rapidly growing community of independent brokers exists that arranges financing specific to the healthcare industry. These brokers refer sellers to different lending institutions for a fee. These brokers assist in locating receivables available for purchase from smaller sellers that typically cannot find traditional financing because of their small size. These brokers often refer sellers to us. If we purchase receivables from the referred seller, we pay a pre-arranged fee to the broker.

     Our affiliates also have a network of contacts in the healthcare provider and healthcare insurance industries. The healthcare insurance industry consists of healthcare insurers that pay medical claims to healthcare providers. It also includes companies providing services to healthcare providers like medical coding reviews, medical necessity determination reviews, billing system efficiency reviews and other healthcare insurance payment and billing services. These contacts have been developed over the past years through our affiliates' marketing and hiring efforts. In addition, many of our affiliates' officers and employees have previously worked in the healthcare provider and healthcare insurance industries. Also, through daily marketing efforts, our affiliates are constantly enlarging their sales and referral base of independent brokers, the customers of which include many practitioner and facility-based providers.

     In addition to the above sources of obtaining new sellers, Medical Capital Corporation maintains an Internet website at http://www.medicalcapital.com. Medical Capital Corporation uses this website as a marketing tool and solicits the purchase of healthcare receivables from potential sellers through the website. The website describes the business of Medical Capital Corporation, the receivables financing process and Medical Capital's program for financing. The website also contains a short application that sellers can complete to apply to have Medical Capital Corporation evaluate the seller's business and receivables to determine their eligibility for participation in the receivables purchase program. The website does not specifically refer to Medical Capital Management. However, because Medical Capital Corporation underwrites the healthcare receivables we purchase, some of our purchases of receivables may be made from sellers Medical Capital Corporation solicits through its website. Medical Capital Corporation also underwrites purchases of healthcare receivables for other companies in the Medical Capital Holdings group, and to a limited extent, for companies outside the Medical Capital Holdings group. Medical Capital Corporation's website is not part of this prospectus.

RECEIVABLES ACQUISITION PROCESS

     GENERAL. The acquisition process used by Medical Capital Corporation has been in use for over eight years. As of the date of this prospectus, Medical Capital Corporation has purchased over $1,000,000,000 in face amount of receivables on behalf of companies in the Medical Capital Holdings group. The effectiveness of this process is supported by the fact that none of the Medical Capital Holdings subsidiaries has had any net losses resulting from the purchase of receivables from any one seller.

     When we identify a healthcare seller or other seller from whom we may purchase receivables, we enter into a receivables purchase agreement with that seller. This agreement gives us the right of first refusal to purchase all receivables from that seller either weekly, bi-weekly, semi-monthly or monthly, generally for a period of one year. The terms of the agreement vary from seller to seller. Each week Medical Capital Corporation reviews all receivables purchased in the preceding week and decides which receivables it will purchase on our behalf within the next seven to 10 days. We refer to each set of receivables so purchased as a "batch." Medical Capital Corporation has the sole discretion as to which receivables it will purchase.

     APPROVAL OF PROVIDERS AND OTHER SELLERS. Generally, we purchase healthcare and other receivables directly from the seller after the seller and the receivables have been underwritten by Medical Capital Corporation. Medical Capital Corporation has developed a set of criteria for the selection of the prospective sellers and guidelines for the receivables that qualify for purchase.

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
     Generally, Medical Capital Corporation focuses on healthcare and other businesses that have sales of at least $10,000 per week. Currently, a typical seller generates receivables between $10,000 to $50,000 per week. A prospective seller generally will have to generate invoices averaging at least $150.00 per service incident. Medical Capital Corporation has found that smaller receivables, those under $50.00, do not generate sufficient profit when purchased.

     UNDERWRITING POLICIES. The underwriting policies of Medical Capital Corporation require a due diligence review of the prospective seller of receivables, its principals, its financial condition and strategic position, including a review of all available financial statements and other financial information, legal documentation and operational matters. Medical Capital Corporation's due diligence review also includes a detailed examination of the seller's accounts receivable, accounts payable, billing and collection policies and practices, management information systems and real and personal property and other collateral. Records and data of the seller for the prior 24-month period are reviewed and evaluated for consistency, reliability and adequacy of performance.

     Medical Capital Corporation also requires:

     * for healthcare receivables, the provider, each of the individual physicians and any medical personnel to be properly licensed to practice and have no unresolved legal or medical issues regarding their practice or an unusual amount of malpractice litigation, or litigation matters that were not disclosed by the healthcare provider;

     * for healthcare receivables, the provider to have been in business in its community for a minimum of 18 months;

     * the seller group to demonstrate credit-worthiness as determined by assessments of credit reports, past receivables financing history, bank references, financial statements, accounting firm comments and UCC-1 searches; and

     *    the seller to agree to some or all of the following terms:

          -- to pledge all of its receivables, existing and future, as additional collateral;

          -- to execute a guarantee ensuring payment on all receivables purchased; and

          -- to establish up to a 25% reserve account for the portion of the purchase price of the receivables that will be withheld from the seller.

     CREDIT RISK MANAGEMENT. The possible insolvency or loss of funding of an individual third-party payor is a significant risk to our business. In order to minimize this risk, we impose restrictions on the amount of receivables that can be purchased from any individual third-party payor, within each seller and within the total loan portfolio. We constantly review industry rating agency reports and industry journals and articles in order to gain any insight into possible financial problems of any third-party payors. Medical Capital Corporation independently confirms various matters with respect to the prospective seller's business and the collectibility of its accounts receivable and any other collateral by conducting public record searches, and, where appropriate, by contacting third-party payors about the prospective seller's receivables.

     A credit report is obtained from an appropriate credit agency on each prospective seller and its principals and any of its personnel with any ownership interest. The seller must be creditworthy, and any negative credit comments must be explained and documented to our satisfaction or the satisfaction of Medical Capital Corporation. Special attention is given to any past receivable financing history. If the seller finances any equipment, the applicable equipment leasing companies will be contacted for a credit history and reference. Prospective sellers are required to provide favorable bank references. A UCC-1 Financing Statement search is performed to determine that there are no present liens against the receivables of the prospective seller. If any receivable liens do exist, the lien must be paid off before, or as part of, the initial purchasing or funding of any receivables.

     PURCHASE OF RECEIVABLES. Our purchase agreement with a seller requires that we have the first right of refusal on all of the seller's receivables on a regular-interval basis, generally for one year. However, our total investment in receivables from a seller under a receivables purchase agreement generally is made on a specified "commitment" amount. We usually refrain from making "one-time" purchases of receivables. For the first purchase from a seller, we review and offer to purchase all of the receivables of that seller, depending on the above detailed analysis of the receivables. After the first purchase, we analyze all receivables from the preceding week and decide which additional receivables we will purchase within the next seven to 10 days.

     RECEIVABLES CHARACTERISTICS. In some cases, we may purchase receivables that are more than 90 days old, depending on the analysis of the receivable. The age for any receivable is the number of days elapsed since its billing date to the payor of the receivable. We buy receivables with the goal that the average age of receivables in our portfolio generally will not exceed 180 days. We have the sole discretion as to which receivables we will purchase. We reserve the right to disqualify some categories, or some payors, of receivables for purchase at our discretion.

     When acquiring receivables, we only purchase receivables that are to be paid by:

     * an insurance carrier with at least an "A" rating from a recognized rating agency like A.M. Best or Standard & Poor's;

     *    an approved HMO;

     *    an approved government agency;

     *    an approved institutional facility;

     *    a self-insured employer; or

     *    an other entity which meets our financial standards.

     Except for government agencies, we limit the portion of our portfolio of receivables that are payable by a single payor to 15%. We also ensure that at any given time, no more than 50% of our total outstanding investment portfolio of receivables, in the aggregate, is from Medicare and Medicaid payors. Because Medicare and Medicaid claims are submitted electronically, the turnaround time for payment is about 30 days. It is for this reason we accept higher amounts of these receivables than from traditional commercial insurance carriers.

     PRICING RECEIVABLES FOR PURCHASE. Once a seller has met the criteria and agreed to the requirements, Medical Capital Corporation begins the process of selecting and pricing the receivables for purchase. One of the most important aspects of the selection process, and the due diligence procedure performed on prospective sellers, involves an analysis of a seller's receivables and collections to evaluate the receivables likely to be paid within a defined

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collection period. The analysis covers a period of not less than the prior 24 months. Using this data, Medical Capital Corporation develops ratios and other data which include the following information:

     *    the monthly total receivable balance;
     *    the amounts billed to and collected from the various payors;
     *    the amount of claims paid;
     *    the amount of claims not paid, and why;
     *    a review of claims files and related medical and billing records;
     *    the average payment turnaround time;
     * the average response time of the prospective seller to return payor requests for information;
     *    the classification of claims between insured and uninsured;
     * the amount and number of worker's compensation and personal injury claims;
     * the ratio of total monthly billed to total monthly collected receivables; and
     * review of historical collections from the third-party payor of the receivables, including a listing of and aging of the receivables by the payor with corresponding financial status rating of each.

     From the above data, Medical Capital Corporation calculates an average receivable amount, receivable turn time, and the payment trend analysis on each major payor. We also verify the existing outstanding receivables by randomly selecting individual billing files and contacting the applicable third-party payor to determine whether the claim has been submitted for payment and will be paid as anticipated. Prior to a receivable being deemed eligible for purchase by us, one of our required conditions is that there be an established payment history by the payor of the receivable reimbursing an amount at least equal to the estimated net receivable generally within 60 to 90 days of the date the claim is submitted. Finally, we interview the prospective client's administrative, accounting and billing personnel to document and review the integrity of internal controls and follow-up billing and collections procedures.

     Our purchase price paid for healthcare and other receivables is based on a percentage of the face value of the receivable. To determine the purchase price, the face value is reduced first by the amount of any patient co-payment and any amounts in excess of what the payor has historically paid for the procedure giving rise to the receivable. The resulting amount is then further reduced by considering other factors that influence the amount which is likely to be collected under the receivable, including the historical collection experience of the seller. The resulting number is the estimate of the net collectible value of the receivable, or the estimated net receivable.

     RESERVE ACCOUNT. We purchase the receivables at a price equal to the estimated net receivable. Only a portion of the purchase price, not exceeding 90% of the estimated net receivable, is paid to the seller immediately. A portion of the purchase price not immediately paid is allocated to a reserve account for that seller. We retain the remainder of the unpaid purchase price as our fee.

     The purpose for establishing a reserve account is to have protection against losses due to uncollected receivables. Withholding a portion of the purchase price is easier to exercise than attempting to require the replacement of an uncollected receivable or otherwise seeking enforcement of the receivables purchase agreement. If a purchased receivable becomes outstanding for over 180 days, we may, at our option:

     * offset the amount actually paid to the seller for the receivable against the seller's reserve account;

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
     * offset the amounts due to the seller from the purchase of other batches of receivables;

     * require the seller to replace the uncollected receivables with additional receivables; or

     *    exercise our rights under a guarantee from the seller, if any.

     If a receivable is collected at a later date, the reserve account is credited by the amount of the collection up to the amount that was previously offset. Any time the amount collected with respect to a receivable is less than the amount invoiced, the difference is offset against the reserve account. If the receivables purchase agreement is terminated, any remaining balance in a seller's reserve account will be returned to the seller after the payment of any advances made by us, and any interest and fees due have been paid.

     The amount of the reserve account generally ranges from 10% to 25% of the estimated net receivable. A seller is paid the amount allocated to its reserve account only when the amount exceeds a negotiated percentage, usually 25%, of all of the receivables purchased from the seller that are outstanding at any one time. From time to time a reserve accounting will be made to the seller. When warranted by this accounting, any excess in the reserve account will be paid to the seller within 15 days of the accounting. Any amount paid on a batch of receivables in excess of the estimated net receivable is allocated as a credit to the seller's reserve account.

     An adjustment may be made if the seller's reserve account balance falls below 5% of the outstanding uncollected receivables balance for that seller. The adjustment is typically made to the estimated net receivable percentage. This adjustment effectively reduces the percentage of cash immediately paid to the seller when future receivables are purchased. For example, a seller may be initially paid 85% of the estimated net receivable immediately when a receivable is purchased from that seller. If that seller's reserve account balance falls below 5% of the outstanding receivables balance and requires an adjustment, the seller may only be paid 80% of the estimated net receivable at the time of purchase for future receivable purchases. In this example, in addition to the normal allocation to the reserve account, an additional 5% of the estimated net receivable would be allocated to the reserve account for all future purchases. This adjustment, in effect, increases the amount allocated to the reserve account on each future purchase.

ADMINISTRATION AND SERVICING OF RECEIVABLES

     ADMINISTRATION OF OPERATIONS. We have entered into an administrative services agreement with Medical Capital Corporation, one of our affiliates. Under the terms of the administrative services agreement, Medical Capital Corporation has agreed to serve as the exclusive provider of management services to us and as the administrator for the receivables. As the administrator, Medical Capital Corporation is responsible for providing us the general and administrative services to facilitate the underwriting evaluation of receivables and other assets to be purchased or used as collateral for a loan. It also provides the personnel and computer systems that are necessary to ensure the collateral is safeguarded and performs as anticipated. It also ensures the adequate processing and reporting of the assets in the portfolio. Once the receivables are identified for purchase, we enter into purchase agreements to acquire the receivables.

     Medical Capital Corporation is also responsible for providing management and underwriting services and making available to us its offices, personnel, facilities, equipment and services, as are determined to be reasonably necessary for the proper and efficient operation of our business. These services include:

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
     * bookkeeping, payroll and accounting services, including administration of all promissory notes and interest payments;
     *    marketing and public relations;
     * maintaining a network of account consultants to develop and maintain our relationships with receivable sellers; and
     *    opening, maintaining and directing bank accounts for our benefit.

     Under the administrative services agreement, we pay Medical Capital Corporation fees for providing the above services to us. The fees for the various services they provide are included on a schedule to the administrative services agreement, which is filed with the SEC as an exhibit to the registration statement relating to this prospectus. We believe these fees, which approximate actual costs, are competitive with fees charged by independent third parties for providing similar services.

     LOCK BOX & COLLECTIONS. As required under the receivables purchase agreement, all proceeds from the collection of the purchased receivables are required to be paid to a lock box account. A lock box account is a post office box, called a lock box, established by the bank that processes the payments. Payments are sent directly to these lock boxes. Therefore, the third-party payor payments of receivables do not go to the seller, but rather are sent to the appropriate lock box. When a seller enters into a receivables purchase agreement, a notice of change in mailing address is sent to all payors of the receivables that are being purchased. The notice instructs the payors to deliver all payments to the appropriate lock box account. Each lock box is established and functions solely to receive payments. When payments are sent to the lock box, the lock box processing bank deposits the payment into a lock box account at that bank. The amounts in the lock box accounts are periodically transferred to an account maintained by the trustee.

     Separate lock box accounts are established for each seller. Receivables due and owing from government programs are subject to laws and regulations not applicable to commercial payors. Except in limited cases, Medicare and Medicaid laws and regulations provide that payments for services rendered under government programs can only be made to the healthcare provider that has rendered the services. Therefore, each seller has a lock box for non-government collections and a separate lock box for government collections, like Medicare, Medicaid, CHAMPUS, etc. The lock box account is in the name of the seller and Medical Capital Corporation for the government collections, and is in the name of Medical Capital Corporation for the non-government collections. The bank lock box proceeds are maintained in a zero balance account which is swept daily by each bank maintaining a lock box account to the cash concentration account that is under the control of the trustee.

     TRACKING RECEIVABLES BY BATCH. Generally, once a batch of receivables reaches an age ranging from 180 to 300 days from the purchase date, the batch is "closed." The closed batch is reconciled and reviewed to determine if the collections are adequate to achieve the expected performance of the purchased receivables. This process is used to constantly evaluate the estimated net receivable rates used for each seller. If any one batch of purchased receivables does not perform as expected and falls short of the estimated net receivable, the seller is required to supplement the shortfall by substituting the receivable with another eligible receivable, or through recovering the shortfall from the reserve account, or by paying the appropriate sum to Medical Capital Corporation. If the batch collects more than the applicable estimated net receivable, the excess is allocated to the seller's reserve account.

     Weekly reports of purchased receivables are generated on a seller by seller basis. These reports provide currently updated accounts receivable agings and other valuable portfolio information, including claim denial trends and collections performance. Copies of these weekly reports are sent to our executive offices and the payment and aging update reports are sent to each seller.

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
     SERVICING OF RECEIVABLES. We have a servicing agreement with our affiliated company, Medical Tracking Services, or MediTrak, which is headquartered in Las Vegas, Nevada. The servicing agreement provides that MediTrak will service the receivables and provide other support in connection with the processing, collection and valuation of receivables. MediTrak services all receivable batches that we purchase from our sellers. MediTrak also prepares analysis reports of receivables that are submitted for purchase, but ultimately disqualified and not purchased.

     MediTrak processes all receivables we purchase and reports related data on a batch by batch basis. The payor's explanations of benefits and payments, which shows how the payments on each receivable were calculated, its remittance advices and warrants from government agencies, and all other payments, are sent directly to the bank that is performing the lock box processing. Copies of these documents are forwarded by the bank to MediTrak for posting. MediTrak is also provided with a report from the lock box processing bank of deposits into the lockbox accounts.

     MediTrak inputs this information into its system and posts the proper credits to each seller's account, on an account-by-account basis. It then transmits a report electronically to us giving details of all amounts received. MediTrak then sends copies of all payment documents and other accompanying documents to the seller.

CREDIT LOSS POLICY AND EXPERIENCE

     We regularly review our outstanding receivables to determine the adequacy of our allowance for losses on receivables. To date, none of our affiliates has experienced any net credit losses on the pools of receivables they hold. We expect to maintain the allowance for losses on receivables at an amount estimated to be sufficient to absorb future losses, net of recoveries, inherent in the receivables. In evaluating the adequacy of the allowance, we expect to consider factors like trends in healthcare and other relevant sub-markets, past-due accounts, historical charge-off and recovery rates, credit risk indicators, economic conditions, on-going credit evaluations, overall portfolio size, average seller balances, reserve account balances, real estate collateral valuations, if any, and underwriting policies. However, many of these considerations involve the significant use of estimates and are subject to rapid changes which may be unforeseen and could result in immediate increased losses and material adjustments to the allowance or actual losses.

     To the extent that we may deem specific receivables to be wholly or partially uncollectable, we will establish a specific loss reserve equal to that amount. As of June 30, 2002, we had not incurred any losses and did not have any reserve or allowance for losses established. Historically, companies in the Medical Capital Holdings group have used a guideline for credit loss allowances of 2% of outstanding debt at the time of reporting. However, this guideline is adjusted to reflect the performance of each individual client. As a result, the credit loss allowances have often been less than the 2% guideline.

     Because we are likely to collect more than the amount initially paid to the seller of the receivable, the portion of the purchase price that has been withheld represents a reserve, or additional security, for the collection of the amounts due under all of the receivables from that seller. The amount of the holdback of a portion of the receivables' purchase price that does not represent a yield to us upon collection of the receivable is allocated to the reserve account of that seller. In some cases, some or all of the balance of a reserve account can be returned to the seller. If a receivable is in default, we will take measures to recover the purchase price. These measures include reducing the sellers balance in its reserve account, seeking replacement of the receivable from the seller, or enforcing corporate or personal guarantees given by the seller, if any.

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
TITLE TO RECEIVABLES

     We believe that the receivables purchase transactions we enter into are "true sales" and the purchased receivables are owned by us. However, the purchase of a receivable might be characterized as a secured financing, or a loan secured by the receivables. Therefore, we also take a security interest in each receivable purchased and file a UCC-1 financing statement covering the receivables. If it is determined that a true sale of the receivable has not occurred, we may still be able to foreclose on the receivable or the proceeds of the receivable as security for the amount paid for the receivable.

     Although we pledge receivables to the trustee under the note agreement, we recognize that some receivables may prove to be non-assignable. For example, the assignment of some Medicare and Medicaid accounts receivables may be prohibited by federal law. However, it is common in the medical receivables lending industry to take other measures to secure the receipts from Medicare and Medicaid accounts receivables. We make every effort to ensure that the accounts receivables purchased are assignable. If a receivable turns out to in fact be non-assignable, it is possible that neither the trustee nor we will have received title to the receivable, or even a security interest in it. This problem is addressed by taking additional collateral as security from the seller or its owners. Other steps may also be taken by our underwriting department to ensure that the loan is fully secured.

     In a few cases, assignment of a receivable or any security interest in a nursing home has been found to require the recording of a mortgage. This is a practice we attempt to avoid and do not currently intend to follow. In the event of a default on these receivables by the payor, we could be at risk to the extent of the purchase price advanced with respect to the receivables.

COMPETITION

     We encounter significant competition in our healthcare finance business from numerous commercial banks, diversified finance companies, secured lenders and specialty healthcare finance companies. In addition, receivable sellers often seek alternative sources of financing from a number of sources, including venture capital firms, small business investment companies, suppliers and individuals. As a result, we compete with a significant number of local and regional sources of financing and several large national competitors. Many of these competitors have greater financial and other resources than we have and may have significantly lower costs of funds. Competition can take many forms, including the pricing of the financing, transaction structuring, like the use of securitization vs. portfolio lending, timeliness and responsiveness in processing a client's financing application and customer service. Although many of our competitors have focused their business on large hospitals and clinics and generally prefer to buy receivables in multi-million dollar denominations, typically with a lower profit margin, these competitors could enter our target markets more aggressively in the future.

GOVERNMENT REGULATION

     Our healthcare finance business is subject to federal and state regulation and supervision. Currently, there are no regulations that require us to obtain specific licenses or approvals, other than those applicable to businesses in general, to be able to purchase receivables in any state. We continually research and monitor regulations and intend to apply for the appropriate licenses if regulations change and require us to be licensed to perform our business in any particular state in which we operate.

     Governments at both the federal and state levels have continued in their efforts to reduce, or at least limit the growth of, spending for healthcare services. On August 5, 1997, President Clinton signed into law The Balanced Budget Act of 1997, or the BBA. The BBA contains numerous Medicare and Medicaid cost-saving measures. Section 4711 of the BBA, entitled "Flexibility in Payment Methods for Hospital, Nursing Facility, ICF/MR, and Home Health Services," repealed the Boren Amendment. The Boren Amendment had required that state Medicaid programs pay nursing home sellers amounts reasonable and adequate to meet various costs. These costs were those that must be incurred by efficiently and economically operated facilities in order to provide care and services in conformity with applicable state and federal laws, regulations and quality and safety standards and to assure access to hospital services. The Boren Amendment was previously the foundation of litigation by healthcare facilities seeking rate increases.

     In place of the Boren Amendment, the BBA requires only that, for services and items furnished on or after October l, 1997, a state Medicaid program must provide for a public process for determination of Medicaid rates of payment for nursing facility services. Under these proposed rates, the methodologies underlying the establishment of the rates and justification for the proposed rates are published. This gives sellers, beneficiaries and other concerned state residents a reasonable opportunity for review and comment on the proposed rates, methodologies and justifications.

     States are actively seeking ways to reduce Medicaid spending for healthcare by methods like capitated payments and substantial reductions in reimbursement rates. The BBA also requires that nursing homes transition to a prospective payment system under the Medicare program during a three-year "transition period" commencing with the first cost reporting period beginning on or after July 1, 1998. The BBA also contains several new anti-fraud provisions. We are unable to predict the long-term impact of the BBA and continuing changes in state Medicaid reimbursement methodologies on the revenues of our sellers.

     Our business may be affected by our inability to directly collect receivables under government programs and the right of payors under these programs to offset against unrelated receivables. Our healthcare receivables purchase business may also be indirectly affected by healthcare regulation to the extent that any of our sellers' failures to comply with the applicable regulations affects our ability to collect their receivables. The most significant healthcare regulations that could potentially affect us are: (1) certificate of need regulation, which many states require upon the provision of new health services, particularly for long-term care and home healthcare companies; (2) Medicare-Medicaid fraud and abuse statutes, which prohibit, among other things, the offering, payment, solicitation or receipt of remuneration, directly or indirectly, as an inducement to refer patients to facilities owned by physicians if the facilities receive reimbursement from Medicare or Medicaid; and (3) other prohibitions of physician self-referral that have been promulgated by various states.

     CERTIFICATE OF NEED REGULATION. Various states regulate the provision of new healthcare services or acquisition of healthcare equipment through certificate of need or similar programs. These states require healthcare providers to enter into a time consuming certificate of need application process to be granted licenses and permits to open or expand healthcare services. Most states have removed certificate of need regulations from their state laws and have replaced them with more streamlined licensing processes. We believe these requirements will have a limited effect on our business. However, there can be no assurance that future changes in those laws will not adversely affect us. Repeal of existing regulations of this type could also adversely affect us since sellers could face increased competition absent regulation. There is no assurance that our proposed healthcare financing business within the nursing home and home care industries will not be adversely affected by regulations of this type as well.

     MEDICARE-MEDICAID FRAUD AND ABUSE STATUTES. The U.S. Department of Health and Human Services, or "HHS," the U.S. Department of Justice and state fraud enforcement agencies have increased their enforcement efforts under the Medicare-Medicaid fraud and abuse statutes. Since we often rely on prompt payment on our healthcare receivables, reduced or denied payments under government programs could have an adverse effect on our business.

     REGULATION OF PHYSICIAN SELF-REFERRAL. These statutes prohibit the offering, payment, solicitation or receipt of compensation, directly or indirectly, as an inducement to refer patients for services reimbursable in whole or in part by the Medicare-Medicaid programs. HHS believes that distributions of profits from corporations or partnerships to physician investors who refer patients to the entity for a procedure reimbursable under Medicare or Medicaid may be prohibited by the statute. In addition, regulatory attention has been directed toward physician-owned healthcare facilities and other arrangements where physicians are compensated, directly or indirectly, for referring patients to those healthcare facilities.

     In 1988, legislation entitled the "Ethics in Patient Referrals Act" (H.R.
5198) was introduced which would have prohibited Medicare payments for all patient services performed by an entity which a patient's referring physician had an investment interest. As enacted, the law prohibited only Medicare payments for patient services performed by a clinical laboratory. The Comprehensive Physician Ownership and Referral Act (H.R. 345), which was enacted by Congress in 1993 as part of the Deficit Reduction Package, is more comprehensive than H.R. 5198. This act covers additional medical services including medical imaging radiation therapy, physical rehabilitation and other healthcare services.

     A variety of existing and pending state laws prohibit or limit a physician from referring patients to a facility in which that physician has a proprietary or ownership interest. Many states also have laws similar to the Medicare fraud and abuse statute which are designed to prevent the receipt or payment of compensation in connection with the referral of a patient. Healthcare receivables resulting from a referral in violation of these laws could be denied payment which could adversely affect both us and our sellers.

EMPLOYEES

     As of September 30, 2002, we employed no full-time employees. However, we make partial use of approximately 70 employees of our affiliates, for which we pay fees under the administrative services agreement.

PROPERTIES

     Our principal executive offices are located at 3770 Howard Hughes Parkway, Las Vegas, Nevada. Our office space is leased by our parent, Medical Capital Holdings, from a non-affiliated landlord. We believe that our existing facilities are adequate for our current needs and that suitable additional space will be available as needed.

LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material affect on our operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following is the name, age and position of our current directors and executive officers:

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
NAME                      AGE                     POSITION(S)
----                      ---                     -----------
Sidney M. Field           57     President, Chief Executive Officer and Director
Joseph J. Lampariello     49     Chief Operating Officer, Treasurer, Secretary
                                   and Director
Alan J. Meister           53     Chief Accounting Officer
Joseph J. DioGuardi       62     Director
Lawrence J. Edwards       57     Director
Robert B. MacDonald       70     Director
Gary L. Nielsen           59     Director

     The following is the name, age and position of the directors and executive officers of our parent, Medical Capital Holdings:

NAME                      AGE                     POSITION(S)
----                      ---                     -----------
Sidney M. Field           57     President, Chief Executive Officer and Director
Joseph J. Lampariello     49     Chief Operating Officer, Treasurer, Secretary
                                   and Director
Alan J. Meister           53     Chief Accounting Officer
Lawrence J. Edwards       57     Director
Robert B. MacDonald       70     Director


     All directors currently hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. All of our executive officers are elected annually by our board of directors and serve at the discretion of the board and until their successors are elected and qualified. There are no family relationships between any of our directors or executive officers.

     The following describes the business experience during the past five years of our directors and executive officers:

     SIDNEY M. FIELD joined Medical Capital Management in 2000 as President, Chief Executive Officer and Director. Mr. Field has also served as President, Chief Executive Officer and Director of Medical Capital Corporation for the past eight years, and has served as the President, Chief Executive Officer and Director of Medical Capital Holdings and other of its subsidiaries for the past six years. Prior to joining us, Mr. Field was the founder, past President and Chairman of FGS, one of the largest insurance brokers in the United States with annual sales of over $200,000,000. Mr. Field sold his interest in that firm in 1990. In 1971, he founded Field Group Services, a firm specializing in the placement and services of group medical insurance for medium size employers. Mr. Field has also been a principal in Delcom Inc., an advertising agency specializing in radio and television. Mr. Field earned his Bachelor of Arts degree at California State University at Long Beach with a major in Mathematics.

     JOSEPH J. LAMPARIELLO joined Medical Capital Management in 2000 as Chief Operating Officer, Secretary and Director. Mr. Lampariello has been the Chief Operating Officer of Medical Capital Holdings and its subsidiaries for the past six years and is responsible for the day-to-day operations of Medical Capital Corporation, our administrator. This responsibility includes funding, underwriting, collections and all computer information services. Prior to joining us, Mr. Lampariello was the President of Medical Management & Acquisitions, Inc., which specialized in recovery, dissolution and collections of medical claims of medical groups, physician practices and medical companies in southern California. Mr. Lampariello's extensive experience in medical practice management includes development of a proprietary UNIX platform databases for medical billing and collections. Mr. Lampariello has served as a specialist collector and receiver for LA County Superior Court and the U.S. Bankruptcy Court. He holds a degree in Biomedical Engineering from New York Institute of Technology.

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
     ALAN J. MEISTER joined Medical Capital Management in 2000 as Chief Accounting Officer. Mr. Meister is also the Chief Financial Officer of Medical Capital Corporation, having joined them in September of 1997. Prior to joining Medical Capital Corporation, Mr. Meister was the Vice President and Chief Financial Officer of American Express Educational Loans/UBL Financial Corporation, and served in that position since January of 1994. Prior to that, Mr. Meister was the Controller of FHP Healthsare, Inc., and served in that position since 1990. Mr. Meister holds a bachelors degree in Accounting from Northeastern University and an MBA from Suffolk University.

     JOSEPH J. DIOGUARDI joined Medical Capital Management in 2000 as a Director. After practicing for 22 years (12 years as a partner) as a certified public accountant with the accounting firm of Arthur Andersen & Co., Mr. DioGuardi left in 1984 to run for Congress. He served as a member of the United States House of Representatives from 1985 to 1989. Mr. DioGuardi served on the Banking Committee and the Government Operations Committee. Since leaving Congress, Mr. DioGuardi has engaged in numerous human rights activities, and he has become a distinguished author and public speaker. Mr. DioGuardi also served as a member of the board of directors of Safety Components International, Inc. from 1994 to 2000, and served as a member of the board of directors of NeuroCorp, Ltd. from 1996 to 1998. Mr. DioGuardi holds a B.S. degree from Fordham University, where he majored in accounting and from which he graduated with honors in 1962.

     LAWRENCE J. EDWARDS joined Medical Capital Management in 2000 as Vice President and Director. Mr. Edwards also served as our Treasurer until his retirement in June 2002. Mr. Edwards continues to serve as one of our directors. Mr. Edwards also served as Executive Vice President of Medical Capital Corporation from January 1994 until his retirement in June 2002. Mr. Edwards was one of the founders of Medical Capital Corporation in 1994. Mr. Edwards has also founded and operated various specialty sales and investment organizations, including Newport Aircraft Sales and various real estate investment and property companies. Mr. Edwards has also been engaged in recovery and work-out of medical groups and partnerships. Mr. Edwards holds a technical degree from Orange Coast College.

     ROBERT B. MACDONALD joined Medical Capital Management in 2001 as a Director. Mr. MacDonald was one of the founders of Medical Capital Corporation in 1994 and also served as Chairman of the Board of Medical Capital Holdings and its subsidiaries from 1994 until November 1999, when he retired from the firm. Prior to this time Mr. MacDonald was involved in the securities business in the Unites States and Europe, holding positions at Lehman Brothers and as a Partner at Loeb Rhoades & Co. He was also a member of the NYSE from 1976 until 1980. Mr. MacDonald was responsible for financing some international projects and raised over $140,000,000 in the early 1980's. Mr. MacDonald graduated from the University of San Francisco with a BS degree in business and finance.

     GARY L. NIELSEN joined Medical Capital Management in 2000 as a Director. Mr. Nielsen was a Director of Healthstar Corp. from June 1997 to April 2000. Mr. Nielsen was the Chief Financial Officer of Granite Golf Corporation from March 1999 to December 1999. Prior to that he was the Vice President of Finance and Chief Financial Officer of Best Western International, Inc. and served in that position from May 1996. From October 1986 to May 1996, Mr. Nielsen was Vice President and Treasurer of Giant Industries, Inc. Mr. Nielsen holds a degree in Accounting from Arizona State University and is a certified public accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE. The current members of the Audit Committee are Messrs. DioGuardi and Nielsen. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews our corporate compliance procedures and reviews the adequacy of our internal accounting controls.

COMPENSATION

     EXECUTIVE COMPENSATION. We do not pay any compensation to our officers nor do we directly reimburse Medical Capital Corporation for any portion of their salaries. We pay fees to Medical Capital Corporation for acting as our administrator, which fees have no relationship to the salaries paid by Medical Capital Corporation. The following table sets forth the aggregate compensation awarded to, earned by, or paid to (1) our Chief Executive Officer, and (2) our other most highly compensated executive officers during 2001 whose total annual compensation exceeded $100,000 in 2001 (the "Named Executive Officers"), all during 2001, our first year of operations. The compensation included in the table is the total compensation paid to these individuals by our affiliate, Medical Capital Corporation, in their capacity as officers of Medical Capital Corporation. As of December 31, 2001, we did not have any stock option plans in effect.

                           SUMMARY COMPENSATION TABLE

                                                                                   BONUS/         ALL OTHER
       NAME AND PRINCIPAL POSITION                     YEAR        SALARY       COMMISSIONS     COMPENSATION
       ---------------------------                     ----        ------       -----------     ------------
Sidney M. Field
  President, Chief Executive Officer and Director      2001       $144,000        $200,000       $23,826(1)

Joseph J. Lampariello
  Chief Operating Officer, Secretary and Director      2001       $275,000        $301,081       $ 7,176(2)

Lawrence J. Edwards
  Executive Vice President, Treasurer and Director     2001       $180,000        $190,661       $31,644(3)

Alan Meister
  Chief Accounting Officer                             2001       $169,067        $ 42,123       $21,280(4)

----------
(1) Includes $16,626 in life insurance premiums and a $7,200 401(k) matching contribution paid by Medical Capital Corporation.
(2) Includes $7,176 in life insurance premiums paid by Medical Capital Corporation.
(3) Includes $15,644 in life insurance premiums, a $4,000 401(k) matching contribution and a $12,000 auto allowance paid by Medical Capital Corporation.
(4) Includes $2,680 in life insurance premiums, a $6,600 401(k) matching contribution and a $12,000 auto allowance paid by Medical Capital Corporation.

     The above compensation table does not include fringe benefits made available on a nondiscriminatory basis to all of Medical Capital Corporation's employees like group health insurance, dental insurance, long-term disability insurance, vacation and sick-leave. In addition, Medical Capital Corporation makes available non-monetary benefits to some of its executive officers, with the aggregate value of these benefits in the case of each executive officer listed in the above table being less than the lesser of (1) ten percent of the cash compensation paid to each such executive officer, or (2) $50,000, and is not included in the above table.

     COMPENSATION OF DIRECTORS. Each non-employee director serving on our board of directors receives an annual fee of $12,000, paid quarterly. In addition, each director receives a fee of $2,000 for each board meeting attended by that director and $500 for each committee meeting attended by that director.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     * for any breach of the director's duty of loyalty to us or our stockholders;
     * for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
     * under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
     * for any transaction from which the director derived an improper personal benefit.

     These provisions are permitted under Delaware law.

     Our bylaws provide that:

     * we must indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions; and
     * we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

     We have purchased directors and officers liability insurance in order to limit our exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a security-holder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

     There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We are a wholly owned subsidiary of Medical Capital Holdings. We rely on some of the other wholly owned subsidiaries of Medical Capital Holdings, like Medical Capital Corporation and MediTrak, to provide services to us. We pay fees to these affiliates for providing services to us, regardless of whether or not our business is profitable. Since we are under common control with these affiliates, the agreements and arrangements under which they provide us services were not made through independent arm's length negotiations. However, we believe the fees we pay for these services are no greater than those an independent third-party would charge for providing similar services.

     Some members of our management team also work for and are compensated by our affiliates, and are in some cases shareholders of our common corporate parent, Medical Capital Holdings. Accordingly, their interests in the administrator and the servicer, or other of our affiliates, may conflict with their responsibilities to us. We have an agreement among our parent and our other affiliates where we are charged a fee for the portion of the salaries of these individuals and overhead attributable to our operations.

     We believe that our affiliates have sufficient experience in regard to the kinds and nature of the services they provide us so that our needs for these services will be competently and adequately met. Further, we believe that the compensation the affiliates receive for rendering the services to us, whether from us or third parties, is reasonable and no more than the usual and customary amounts paid for those types of services by independent third parties. However, there can be no assurance that there are not now, or may in the future, be unrelated businesses that might be able to provide similar services to us in a more efficient, competent and less costly manner. Also, there can be no assurance that our affiliates will be able to continue to provide services to us. In the event that one of our affiliates is not able to perform its services, there can be no assurance that a suitable replacement can be located without incurring substantial expense or risking a deterioration in servicing the receivables.

     Medical Capital Corporation is our administrator for the receivables. For the year ended December 31, 2001 and the six months ended June 30, 2002, we incurred $439,656 and $478,208 respectively, in administrative service fees to Medical Capital Corporation. The amount that the face value of a receivable is discounted when the receivable is purchased will be determined by the administrator based on the underwriting criteria it has established. We could be adversely affected if the administrator requires the seller's receivables to be discounted at higher rates than those the seller is accustomed to receiving. This could result in sellers being unwilling to sell, or discouraged from selling all, their receivables to us. The administrator also underwrites receivables that may be purchased by our affiliates. The administrator attempts to allocate new sellers fairly among its various affiliates, but the allocation may ultimately be unfair to us.

     MediTrak is the servicer of the receivables. For the year ended December 31, 2001 and the six months ended June 30, 2002, we incurred $33,824 and $135,288 respectively, in servicing fees to MediTrak. MediTrak is compensated for its services by receiving a fee for each claim posted on its tracking system. For some clients with a minimal number of monthly claims being posted, a minimum monthly servicing fee will be charged. For a more detailed description of the functions of the administrator and the servicer, see the section entitled "BUSINESS" above.

     On August 29, 2001, we purchased healthcare receivables from our parent, Medical Capital Holdings, with a face value of $9,386,309 for $4,546,861 in cash and $4,000,000 in paid-in capital. On December 31, 2001, we purchased healthcare receivables from Medical Capital Holdings with a book value of $1,701,892 for $1,541,189 in cash. The purchase price for these transactions was determined by Medical Capital Corporation. The purchase price was what Medical Capital Corporation believed to be the fair market value of the receivables based on Medical Capital Corporation's routine business practice.

                             PRINCIPAL STOCKHOLDERS

     The following table contains information concerning the persons, including any "group", who we know to be the beneficial owner of more than 5% of any class of voting securities of our parent, Medical Capital Holdings. It also shows the voting securities of our parent owned by our directors and executive officers individually, and by all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting power and investment power over the shares indicated. All information is as of September 30, 2002. As of that date, 13,554,746 shares of common stock of Medical Capital Holdings were issued and outstanding.

    NAME OF BENEFICIAL OWNER                      NUMBER OF SHARES    PERCENT OF CLASS(1)
    ------------------------                      ----------------    -------------------
Sidney M. Field
  2100 South State College Blvd.
  Anaheim, California 92806                          3,295,333(2)            24.3%

Lawrence J. Edwards
  2100 South State College Blvd.
  Anaheim, California 92806                          3,087,858(3)            22.8%

Joseph L. Lampariello
  2100 South State College Blvd.
  Anaheim, California 92806                          2,501,000               18.5%

Alan J. Meister
  2100 South State College Blvd.
  Anaheim, California 92806                            101,000                *

Joseph J. DioGuardi
  2100 South State College Blvd.
  Anaheim, California 92806                                  0                *

Gary L. Nielsen
  2100 South State College Blvd.
  Anaheim, California 92806                                  0                *

Robert B. MacDonald
  2100 South State College Blvd.
  Anaheim, California 92806                          3,333,333(4)            24.6%

LAM Irrevocable Trust
  Private Trust Corporation Ltd., Charlotte
  House, PO Box N65, Nassau, Bahamas                 3,333,333(4)            24.6%

Medical Receivables Management Group, LLC
  251 Jeanell Drive, No. 3, Carson City, Nevada
  89703                                              1,170,222                8.6%

JEBAJ Management Corp.
  251 Jeanell Drive, No. 3, Carson City, Nevada
  89703                                              3,093,333(5)            22.8%

Directors and Executive Officers as a Group
  (7 persons)                                        2,318,524               90.9%

----------
*    Less than 1%.
(1) Share amounts are rounded to the nearest whole number. All shares not outstanding but which may be acquired by a stockholder within 60 days by the exercise of any stock option or any other right, are deemed outstanding for the purpose of calculating beneficial ownership and computing the percentage of the class beneficially owned by that shareholder, but not by any other shareholder.
(2) Includes 202,000 shares owned directly by Mr. Field and 3,093,333 shares which Mr. Field holds the power to vote through an agreement with the owner of those shares, JEBAJ Management Corp.
(3) Includes 1,000 shares owned directly by Mr. Edwards and 3,086,858 shares Owned by the Lawrence J. Edwards Revocable Living Trust for which Mr. Edwards is the trustee.
(4) Mr. MacDonald has the power to vote these shares through a proxy from the LAM Irrevocable Trust.
(5)  Mr. Field has the power to vote these shares.

                          DESCRIPTION OF CAPITAL STOCK

     We currently have 2,000 shares of our common stock issued and outstanding, all of which are currently held by our parent, Medical Capital Holdings. Our common stock is not listed for trading on a securities exchange. There is no public market for our common stock. We have not paid any dividends on our common stock since we were formed.

                            DESCRIPTION OF THE NOTES

GENERAL

     The notes will be issued under a Note Issuance and Security Agreement, or note agreement, between us and Zions First National Bank, as trustee. You may review a copy of the note agreement upon request. A copy of the note agreement is available for inspection at the office of the trustee. You may also make a request to review the note agreement by contacting Medical Capital Management.

     The terms and provisions of the notes include those stated in the note agreement and those made part of the note agreement by reference to the Trust Indenture Act of 1939. The following is a summary of the material terms of the note agreement and the notes. For further information you should refer to the note agreement and the Trust Indenture Act.

     The notes:

     * are general obligations of our company and are not guaranteed by any other person or entity;

     * are not savings accounts, certificates of deposit (CDs) or other deposits and are not insured by the FDIC or any other governmental agency;

     *    will be issued in book-entry form only without coupons;

     * will be secured by, and paid primarily from, the receivables and the other collateral described in this prospectus, the composition of which may change over time;

     * will have the benefit of a sinking fund for the retirement of principal;

     * are, to the extent the collateral and sinking fund securing the notes are insufficient, subordinated in right of payment to all of our future senior indebtedness;

     * rank equally with our series I notes to the extent the collateral and sinking fund securing the notes are insufficient;

     * will not be secured by the pool of assets that secures the series I notes;

     * are not convertible into capital stock or other securities of our company; and

     * will cease to accrue interest after the applicable redemption date under the terms and subject to the conditions of the note agreement.

     Notes will be sold in denominations of $1,000 U.S. dollars. The minimum purchase of notes for each investor is five notes for a total of $5,000. Notes will be sold for their principal face amount of $1,000, plus accrued interest from and including the first day of the month in which the note is purchased to, but excluding, the date of purchase. We may also sell notes at a discount to their face amount. If we sell notes at a discount, we will provide the purchaser a pricing supplement disclosing the actual purchase price of the notes. We may sell additional notes from time to time in the future in excess of these limitations under a different or amended prospectus.

     Additional series of notes may also be issued in the future under the note agreement or under a different note agreement or indenture. On the date of this prospectus, we had an ongoing offering of up to $100,000,000 in principal amount of our series I notes that rank equally with the notes offered in this prospectus. The series I notes are secured by a different pool of collateral than the pool that will secure the series II notes offered in this prospectus. The series I notes have similar terms as the series II notes, except that the series I notes have different interest rates and maturity dates than the series II notes.

     The notes issued under this prospectus and any future series of notes may be secured by the same collateral or separate pools of collateral.

     The outstanding principal amount due at the maturity for each note, or upon redemption of the note by us, and all interest accrued and payable on the note, will be payable by us at the office or agency of the paying agent, in Denver, Colorado, or any other office of the paying agent maintained for this purpose. The trustee will be the paying agent and the registrar for the notes. The function of the paying agent is to facilitate the transfer of payments of interest and principal on the notes from Medical Capital Management to the registered note holders when due.

     Notes may be transferred or exchanged for other notes of the same series of a like aggregate principal amount subject to the limitations in the note agreement. We will not charge a fee for any registration, transfer or exchange of notes. However, we may require the holder to pay any tax, assessment or other governmental charge required in connection with any registration, transfer or exchange of notes. The registered holder of a note will be treated as its owner for all purposes.

INTEREST RATE

     Interest will accrue on the notes at an annual rate of 9.75% from and including the first day of the month in which the note is purchased until maturity. Notes generally do not earn interest after the maturity date or date set for redemption. We will pay interest to the person in whose name the note is registered at the close of business on the last day of the calendar month preceding the month in which the payment date occurs. The trustee will transmit payment for the interest on the notes when due to the person who is shown as the record holder on the books and records of the registrar as of the applicable record date for payment. Interest will be calculated based on a year with twelve 30-day months.

     Interest on the notes will be paid monthly. Interest payments will be made on the tenth day of each month with respect to interest accruing during the preceding month. If the tenth day is not a business day, interest will be paid on the next following business day. Any accrued but unpaid interest outstanding on the maturity date of a note will be paid on the maturity date. Interest payments generally will be funded from amounts collected on the receivables and other collateral securing the notes. Interest payments may be funded from the proceeds of sales of new notes.

MATURITY DATE

     The notes will mature on November 1, 2008, unless redeemed earlier, which we may do at our option. No principal payments are due before the maturity of the note unless we decide to redeem a note, or a portion of a note, before its stated maturity date. You have no right to demand that we redeem your note prior to its stated maturity date. The trustee will transmit payment for the principal on the notes when due to the person who is shown as the record holder on the books and records of the registrar as of the maturity date or record date set for payment in the case of a redemption of notes by us. We will pay the principal and accrued but unpaid interest due on the maturing note in cash on the maturity date. Principal payments are scheduled to be funded from the amounts on deposit in the sinking fund.

SINKING FUND

     Beginning in November, 2007, one-twelfth of the principal amount of notes outstanding on that date is required to be deposited each successive month into a sinking fund account. Amounts on deposit in the sinking fund account may be invested in various temporary investments as specified in the note agreement and described below. On each interest payment date beginning in November, 2007 until maturity, all funds then on deposit in the sinking fund account will be used to redeem notes, in part, on such dates. Notes will be redeemed in accordance with the policies and procedures of the Depository Trust Company. The series II note holders will have a first priority claim on the amounts held in the sinking fund account. No other series of our notes will receive any benefit from or be entitled to any of the proceeds in the sinking fund.

THE TRUSTEE

     Zions First National Bank, a national banking association, is the trustee under the note agreement. We may maintain deposit accounts with the trustee. We may, from time to time, borrow money from the trustee and conduct other banking transactions with it. At December 31, 2001 and September 30, 2002, we had no loans outstanding from the trustee. In the event of default, the note agreement permits the trustee to become a creditor of Medical Capital Management and does not preclude the trustee from enforcing its rights as a creditor, including rights as a holder of collateralized indebtedness.

     Generally, under the note agreement, the trustee is permitted to temporarily invest funds held in trust from time to time in:

     * direct obligations of the United States government or obligations guaranteed by the United States government;

     * interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, or investment agreements, repurchase agreements or guaranteed investment contracts, with any bank, trust company, national banking association or other depository institution, including those of the trustee;

     * commercial paper, including that of the trustee, which matures not more than 270 days after the date of purchase;

     * bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation, Governmental National Mortgage Association, Export-Import Bank of the United States, Federal National Mortgage Association, Student Loan Marketing Association, Farmers Home Administration, Federal Home Loan Banks or any agency of the United States established for the purposes of acquiring the obligations of any of these agencies;

     *    money market mutual funds investing solely in the above listed assets;
          and

     * the AIM Short-Term Investments Trust Treasury Portfolio (Private Class) Money Market Fund.

COLLATERAL

     Our obligation to pay principal and interest on the notes generally will be secured by a pledge to the trustee of:

     * the receivables, loans and the stock and other tangible and intangible assets, moneys, rights and properties which may or may not be related to the healthcare industry, including HMOs, PPOs, and third-party administrators, that may be purchased by us from time to time from funds disbursed from the concentration account;

     * amounts as from time to time may be held in the accounts created under the note agreement, including the sinking fund;

     * our rights under the lock box agreements for collections on the receivables and the servicing and administration agreements;

     *    our rights under the various receivables purchase agreements; and

     * any and all proceeds of the above, which is referred to in this prospectus as the "collateral."

Subject to fees and expenses owed to the trustee, the notes will have a first priority claim against the collateral pledged to the trustee to the extent the collateral is acquired solely with proceeds of the notes and will have a first priority claim on the sinking fund. Therefore, if there is a default on other obligations of our company, collateral acquired solely with note proceeds can not be used to satisfy those obligations until the notes are paid in full. The note agreement does not require us to maintain any specified financial ratios, minimum net worth or minimum working capital.

SALE OF COLLATERAL PLEDGED TO TRUSTEE

     Receivables and other collateral may be sold, or otherwise disposed of by the trustee, free from the lien of the note agreement. Prior to any sale we will identify to the trustee in writing the sale price and the person to which the collateral will be sold. We will also certify to the trustee in writing that:

     * the disposition price is equal to or in excess of the amount disbursed from the concentration account to acquire the collateral, less any principal amounts received by the trustee with respect to that collateral; or

     * the disposition price is lower than the amount disbursed from the concentration account to acquire the collateral, less any principal amounts received by the trustee with respect to that collateral, and
          (1) we reasonably believe that the receipts expected to be received from the remaining collateral, after giving effect to the disposition, would be at least equal to the receipts required to timely pay the principal and interest on the notes; (2) we will remain able to pay debt service on the notes and make payment on any other obligations to you on a timely basis, after giving effect to the sale, transfer or other disposition of the collateral, whereas we would not have been able to do so on a timely basis if we had not sold, transferred or disposed of the collateral at the discounted amount; or (3) the sum of the amounts on deposit in the concentration account and note payment account, less moneys in any of these accounts which we, the servicer or administrator are then entitled to receive but which has not yet been removed from the account, plus the net collectable amount of the receivables and the fair market value of other collateral will be at least equal to 100% of the aggregate principal amount of the obligations owed to all holders of notes combined, plus accrued interest, after giving effect to the sale, transfer or other disposition.

     Collateral may also be sold or transferred by the trustee if it receives a written direction from us certifying that the sale or transfer is necessary in order to avoid the occurrence of an event of default under the note agreement. Proceeds received upon any disposition of collateral may consist of cash, permitted investments under the note agreement and/or healthcare receivables. The proceeds will be deposited by the trustee into the concentration account described below.

FLOW OF FUNDS

     Under the note agreement, the trustee will create and oversee three main accounts: the concentration account, the note payment account and the sinking fund account. In addition to these accounts, lock box accounts will also be established for each seller at various banks. The amounts on deposit in all of these accounts will be pledged to the trustee and held in trust for your benefit. The following is a brief description of the function of each of these accounts.

     CONCENTRATION ACCOUNT. The primary purposes of the concentration account are to collect the net proceeds from the sale of notes and to pool funds to be used for various operational functions. The funds in the concentration account will be used in the following order of priority, to:

     *    pay fees to the trustee;

     *    fund the note payment account;

     *    fund the purchase of receivables and other assets;

     *    pay fees to the administrator and the servicer;

     *    pay distributions to Medical Capital Management.

     NOTE PAYMENT ACCOUNT. The primary purpose of the note payment account is to facilitate the payment of interest on the notes to the registered holders on the applicable due dates for those payments so that they can be disbursed to you. The note payment account is not a sinking fund. A separate account will be used to deposit sinking fund payments on the notes. The balance in the note payment account is not required to be kept at a level sufficient to pay the principal on the notes at maturity. Prior to each interest payment date, funds will be withdrawn from the concentration account in an amount sufficient to pay the interest then due on the notes. These funds will be deposited in the note payment account to facilitate payment to the note holders.

     SINKING FUND ACCOUNT. The primary purpose of the sinking fund account is to hold sinking fund payments so that there will be sufficient funds available to pay the principal amount due on each sinking fund payment date. The amounts on deposit in the sinking fund account will be used to pay the notes on interest payment dates beginning in November 2007.

     LOCK BOX ACCOUNTS. The primary purpose of the lock box accounts is to facilitate collection of the receivables. Payments on the receivables will be made to these lock box accounts at various lock box processing banks. Each bank maintaining a lock box account will periodically transfer the money in the lock box accounts to the trustee for deposit in the concentration account.

     The trustee will invest amounts on deposit in any of the above accounts, as we direct, in investment securities and other permitted investments described in the note agreement. If we make no direction to the trustee, and to the extent practicable, the trustee will invest amounts held under the note agreement in the AIM money market fund described above.

REDEMPTION OF NOTES

     We may redeem any or all of the notes without penalty or premium, at our option, in whole or in part, at any time. If we redeem your notes, we will make payment in cash to you of all unpaid principal and interest accrued to the date set for redemption, but excluding the date of redemption. We are required by the note agreement to deposit the amount to be paid in redemption of the notes with the trustee prior to the redemption date. If we decide to redeem notes, we will give notice of the redemption date by mail to the registered holders of the notes, or portions of notes, to be redeemed not less than 20 days nor more than 60 days before the redemption date. We have the sole discretion whether to prepay any note and the amount to be prepaid. If prepaid, notes will be redeemed in accordance with the policies and procedures of the Depository Trust Company.

SUBORDINATION OF NOTES

     The notes will be subordinate in right of payment to the holders of all future senior indebtedness. NOTHING IN THE NOTE AGREEMENT RESTRICTS OUR RIGHT TO ISSUE, ASSUME OR GUARANTEE SENIOR INDEBTEDNESS OR ANY OTHER INDEBTEDNESS ON TERMS DEEMED ACCEPTABLE TO US. By reason of their senior status, holders of senior indebtedness may receive more, ratably, than our other creditors, including you, if we are unable to pay all of our obligations when due. If the receivables and other assets pledged to the trustee are not sufficient to pay the notes in full, and if the notes or the senior indebtedness are declared due and payable prior to maturity because of an event of default, the holders of senior indebtedness may have rights to payment on the senior indebtedness out of the general funds of the company before you. This could cause a temporary or permanent interruption in the payments on the notes.

     In the event that the trustee or any holder of the notes receives any payment of any kind in contravention of the subordination provisions of the note agreement or the senior indebtedness before full payment of the senior indebtedness, then the payment will be held by the recipient in trust for the benefit of, and to be paid over to, holders of senior indebtedness or their representatives. However, subject to fees and expenses owed to the trustee, the notes will have a first priority claim on the receivables acquired solely with note proceeds and the funds in the various accounts pledged to the trustee to the extent they represent proceeds from the collection of receivables.

     "Senior indebtedness" is indebtedness of Medical Capital Management where the instrument creating or evidencing the indebtedness, or the assumption or guarantee of indebtedness, expressly provides that the indebtedness will be senior in right of payment to the notes or indebtedness which is senior by law in right of payment to the notes, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the above. The term "senior indebtedness" does not include:

     *    indebtedness evidenced by the notes or the series I notes;
     * indebtedness of our company to any subsidiary, parent or affiliate of ours, a majority of the voting stock of which is owned, directly or indirectly, by the same persons or entities;
     * accounts payable or other indebtedness to trade creditors created or assumed by us in the ordinary course of our business unless required by law to be senior to the notes; and

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
     * any particular indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee of the indebtedness expressly provides that the indebtedness will not be senior in right of payment to, or is equal with, or is subordinated to, the notes.

MERGERS AND SALES OF ASSETS

     We may not consolidate with or merge into any other person or entity or convey, transfer or lease our properties and assets substantially as an entirety to another person or entity, unless:

     * the resulting, surviving or transferee entity, if other than us, is organized and existing under the laws of the United States, any state of the U.S. or the District of Columbia;

     * the successor entity assumes all of our obligations under the notes and the note agreement; and

     * we and the successor entity will not, immediately upon completion of the proposed merger transaction, be in default under the note agreement.

     Upon the assumption of our obligations by a successor as described above, subject to exceptions, we will be discharged from all obligations under the notes and the note agreement.

DEFAULTS AND REMEDIES

     Events of default with respect to the notes include:

     * the failure to pay interest or principal on any note for a period of 15 days after it becomes due and payable;

     * the failure to make sinking fund payments for a period of 30 days after it becomes due and payable;

     * a material breach of any covenant in the note agreement or a continuing material breach of the servicing agreement or the administration agreement for 30 days after notice of breach is given to us;

     * some events of bankruptcy, insolvency or reorganization with respect to Medical Capital Management;

     *    material judgments against Medical Capital Management; or

     *    a cessation of our business.

     The trustee must give the registered holders notice of any default within 90 days after the occurrence of the default, unless it has been cured or waived. The trustee may withhold the notice if it determines in good faith that withholding the notice is in your best interests, unless the default is a failure to pay principal or interest on any note.

     If an event of default occurs, either the trustee or the noteholders of more than 50% in principal amount of the outstanding notes as to which the event of default occurred may declare the principal of those notes to be immediately due and payable. The noteholders will have the right to direct the time, method and place of conducting any proceeding for some of the remedies available to the

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trustee, or of exercising some of the powers conferred on the trustee, except as otherwise provided in the note agreement. The trustee may require reasonable indemnity from noteholders before acting at their direction. You will not have any right to pursue any remedy with respect to the note agreement or the notes unless you satisfy the conditions contained in the note agreement.

     Under some circumstances, the noteholders of more than 50% in aggregate principal amount due on the outstanding notes may rescind any acceleration with respect to the notes and its consequences or waive an event of default, except for a failure to pay principal and interest when due.

     Within 120 days after the end of each fiscal year, we must furnish to the trustee a statement concerning our knowledge as to whether or not we are in default under the note agreement.

MODIFICATION OF THE NOTE AGREEMENT AND SUPPLEMENTAL NOTE AGREEMENTS

     Modification and amendment of the note agreement or the notes may be made by us and the trustee with the consent of the noteholders of more than 50% of the principal amount due on the outstanding notes, or the notes of a particular series if only that series would be affected. However, no amendment may, without the consent of each noteholder affected, make changes that would:

     *    extend the maturity date of any note;

     * reduce the principal amount due on, or redemption price of, any note or alter the manner or rate of accrual of interest on any note;

     * reduce the aggregate principal amount on the notes required for consent to a supplemental note agreement or a change in the note agreement; or

     * result in the creation of any lien on the collateral securing the notes other than a lien ratably securing all of the obligations under the note agreement with respect to the notes at any time outstanding except as otherwise provided in the note agreement.

     The note agreement also provides for modification of its terms, in some cases, without the consent of the note holders.

BOOK-ENTRY SYSTEM

     The notes will be issued as global securities in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Unless and until it is exchanged in whole or in part for the individual certificated notes represented thereby, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depository or any nominee of the successor.

     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by a global security for all purposes under the note agreement and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in compliance with DTC's regular operating procedures. Except as provided below, owners of a beneficial interest in a global security will not be entitled to have any of the individual notes registered in their names, will not receive or be entitled to receive physical delivery of any of these notes in definitive form and will not be considered the owners or holders of these notes under the note agreement. The laws of some

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
states require that some purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     If any of the following occur, we will issue individual notes in certificated form in exchange for a global security:

     * DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, and we do not appoint a successor depository within 90 days;

     * an event of default under the note agreement with respect to the notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the notes represented by a global security advise DTC to cease acting as depository; or

     * we, in our sole discretion, determine at any time that some or all of the notes shall no longer be represented by a global security.

     In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual notes in certificated form of like tenor, equal in principal amount to the beneficial interest, and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple of $1,000, and will be issued in registered form only, without coupons.

     DTC has advised us of the following information regarding DTC:

     DTC is:

     *    a limited-purpose trust company organized under the New York Banking
          Law;

     *    a "banking organization" within the meaning of the New York Banking
          Law;

     *    a member of the Federal Reserve System;

     * a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     * a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

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
     Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note, or a beneficial owner, is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but the beneficial owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

     Transfers of ownership interests in the notes are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in notes, unless use of the book-entry system for the notes is discontinued.

     To facilitate subsequent transfers, the notes are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC records reflect only the identity of the direct participants to whose accounts Notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the notes represented by a global security are to be redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails a proxy (an "omnibus proxy") to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified on a list attached to the omnibus proxy.

     Funds for the payment of principal and interest payments on the notes will be withdrawn from the note payment account by the trustee and the trustee will pay principal and interest on the notes to DTC. DTC's practice is to credit direct participant's accounts on the payable date in proportion to their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the trustee or Medical Capital Management, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Medical Capital Management or the trustee. Disbursement of payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depository is not appointed within 90 days, physical note certificates are required to be printed and delivered.

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
     We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, physical note certificates will be printed and delivered.

     None of Medical Capital Management, the trustee, any paying agent, the security registrar or the placement agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for any notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between the participants and the owners of beneficial interests in a global security owned through those participants.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax considerations relating to the initial purchase, ownership and disposition of the notes by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the notes. We have based this summary on the U.S. federal income tax laws in effect as of the date of this prospectus. However, these laws may change with possible retroactive effect. In addition, we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of notes. Thus, the IRS could challenge one or more of the tax consequences or matters described in this prospectus.

     This discussion is limited to purchasers of notes who acquire the notes from us in the initial offering and hold the notes as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Internal Revenue Code of 1986, or the "Code," or special rules applicable to some categories of investors, like some financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold notes as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction, that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or U.S. estate and gift tax law as applicable to U.S. holders.

     If you are considering the purchase of a note, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the notes, including the effect and applicability of state, local or foreign tax laws.

     As used in this discussion, the term U.S. holder means a holder of a note that is:

     * for United States federal income tax purposes, a citizen or resident of the United States;

     * a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

     * an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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
     * a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

     For the purposes of this discussion, a non-U.S. holder means any holder other than a U.S. holder.

CHARACTERIZATION OF THE NOTES

     The federal income tax consequences of owning notes are dependent upon the characterization of the notes as debt of Medical Capital Management for federal income tax purposes, rather than as equity interests in Medical Capital Management or a partnership among the holders of the notes and Medical Capital Management. Medical Capital Management believes that the notes have been structured in a manner that will allow the notes to be characterized as debt of Medical Capital Management for federal income tax purposes. However, this is only Medical Capital Management's belief, and no ruling from the service or an opinion of counsel has been sought in this regard. Thus, the IRS could successfully challenge this characterization.

     In the event the notes are treated as equity interests in Medical Capital Management, the notes would be deemed to be ownership interests in a taxable corporation for federal tax purposes. Similarly, if the notes were deemed to be equity interests in a partnership among the holders of notes and Medical Capital Management, the holders likely would be deemed to own interests in a publicly traded partnership taxable as a corporation since the safe harbors to the application of the publicly traded partnership rules likely would not be available.

     In either event, adverse tax consequences would result to holders. For example, payments of interest and principal on the notes would be treated as corporate distributions and dividends to the extent Medical Capital Management has current or accumulated earnings and profits. The entire amount of any dividends would be taxable to holders of the notes as ordinary income. Distributions and dividends are not deductible by corporations and publicly traded partnerships taxable as corporations. Thus, payments on the notes would not be deductible by Medical Capital Management if the notes were deemed to be equity interests. In most cases, if the notes were deemed to be equity interests, Medical Capital Management would have less available cash to make payment on the notes.

     In addition to the above, treatment of the notes as equity interests could have other adverse effects on some holders. For example, income to non-U.S. holders could (1) be subject to federal income tax withholding, (2) constitute unrelated business taxable income to some tax-exempt entities, including pension funds and some retirement accounts, and (3) cause the timing and amount of income that accrues to holders of notes to be different from that described below.

     Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the notes are re-characterized as equity interests and as to the likelihood the notes could be so re-characterized. The remainder of this discussion assumes that the notes are characterized as debt of Medical Capital Management.

TAXATION OF U.S. HOLDERS

     STATED INTEREST. Under general federal income tax principles, you must include stated interest in income in accordance with your method of tax accounting. Accordingly, if you are using the accrual method of tax accounting,

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
you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received.

     Payments of interest to taxable holders of notes will constitute portfolio and not passive activity income for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payment on the notes will not be subject to reduction by losses from passive activities of a holder.

     Income attributable to interest payments on the notes may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses, to the extent these deductions exceed 2% of the investor's adjusted gross income. If you pay accrued interest when you purchase your note, you may deduct the accrued interest from the amount of the first interest payment that you receive when calculating your interest income. See "- Bond Premium and Market Discount" below for the impact this treatment has on the issue price of the notes purchased.

     ORIGINAL ISSUE DISCOUNT. For notes sold at 100% of their face amount, we do not expect that those notes will be issued with original issue discount since the issue price of the notes will equal the stated redemption price at maturity. For notes sold at a discount to their face amount, those notes will be issued with original issue discount since the issue price of the notes will be less than the stated redemption price at maturity. If a note is deemed to be issued with original issue discount, the accrual of interest income by its holder will be subject to the rules discussed below.

     Original issue discount is defined generally as the excess of a debt instrument's stated redemption price at maturity over its issue price, subject to a statutorily-defined DE MINIMIS exception, which is generally one-quarter of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date. The "stated redemption price at maturity" of a debt instrument is generally the sum of the debt instrument's stated principal amount plus all other payments required, other than payments of "qualified stated interest." Generally, "qualified stated interest" consists of interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. The "issue price" of a debt instrument that is part of an issue of which a substantial part is sold for money is generally the purchase price of the debt instrument.

     We believe that interest on the notes will be characterized as "qualified stated interest" for the purposes of calculating original issue discount. However, it may not be so treated. In the event interest on the notes is not treated as "qualified stated interest," the notes could be deemed to be issued with original issued discount, or more original issue discount than anticipated, in which case the timing and amounts of income you realize could be affected.

     If the notes are deemed to be issued with more original issue discount than the statutorily-defined DE MINIMIS amount discussed above, then you, regardless of your method of accounting, would be required to include in gross income, on a constant yield to maturity basis, the sum of the daily portions of original issue discount for the period during the taxable year you held the notes even though you may not receive a cash payment representing the original issue discount in that year. Any amount of original issue discount included in income would increase your tax basis in the note.

     BOND PREMIUM AND MARKET DISCOUNT. The issue price for notes issued directly to you by us under this prospectus will have an issue price of $1,000 or less, which is equal to or less than the face amount of the note. In the event the notes have an issue price or are acquired for a price in excess of the face amount of the notes, the notes would be deemed to be issued with or acquired with bond premium. However, the amount of accrued interest you pay will not be

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
included as part of the issue price or the price paid to acquire the notes. Notes acquired by a holder after the date of original issue for a price that is less than the face amount of the note will have market discount.

     If the notes have bond premium, you may be able to elect to deduct the bond premium using a constant yield method over the remaining term of the notes as amortizable bond premium under Section 171 of the Code, provided that the notes are held as a capital asset. Except as provided in Treasury Department regulations, amortizable bond premium will be treated as an offset to interest income on the notes rather than as a separate deduction item. An election under
Section 171 of the Code generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer.

     The market discount provisions of the Code generally provide that, subject to a statutorily-defined DE MINIMIS exception, if you acquire a debt instrument at a market discount and thereafter recognize gain on a disposition of the debt instrument, including a gift, the lesser of the gain or the portion of the market discount that accrued while the debt instrument was held by you will be treated as ordinary interest income at the time of the disposition. For this purpose, an acquisition at a market discount includes an acquisition, other than an acquisition at original issuance, resulting in a basis in the debt instrument below the debt instrument's stated redemption price at maturity. If you acquire a debt instrument at a market discount, and do not elect to include the market discount in income on a current basis, as discussed below, you may be required to defer a portion of any interest incurred or maintained to purchase or carry the debt instrument until you dispose of the debt instrument in a taxable transaction.

     You may elect to have market discount accrue on a constant interest rate basis, as opposed to a straight-line basis. The current inclusion election, once made, applies to all market discount obligations acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to include market discount in income in accordance with the preceding sentence, the above rules with respect to the recognition of ordinary income on a sale or select other dispositions of a note and the deferral of interest deduction on indebtedness related to the note will not apply.

     The notes provide that they may be redeemed, in whole or in part, before maturity. If some or all of the notes are redeemed, each holder of a note acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on the notes.

     DISPOSITION OF NOTES. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note measured by the difference between (1) the amount of cash and the fair market value of property received, excluding any portion of the payment that is attributable to accrued interest on the notes, and (2) your adjusted basis in the note as increased by any original issue discount or market discount previously included in income and decreased by any cash payments received, other than payments constituting qualified stated interest, and any amortizable bond premium deducted over the term of the note. Subject to the market discount rules discussed above, any of this gain or loss generally will be long-term capital gain or loss, provided that the note was a capital asset in the hands of the holder and was held for more than one year. Non-corporate taxpayers generally are subject to a maximum federal income tax rate of 20% on net long-term capital gains.

     The terms of the notes may be modified upon the consent of a specified percentage of holders and, in some instances, without consent of the holders. In addition, the notes may be assumed upon the occurrence of specific transactions involving Medical Capital Management. The modification or assumption of a note

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
could, in some instances, give rise to a deemed exchange of a note for a new debt instrument for federal income tax purposes. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss.

CONSIDERATIONS FOR TAX-EXEMPT HOLDERS OF NOTES

     Holders of notes that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, keogh plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is partner is treated as unrelated business taxable income.

     A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

     In general, interest income does not constitute unrelated business taxable income. Note however, that under the debt-financed property rules, if tax-exempt holders of notes finance the acquisition or holding of notes with debt, interest on the notes will be taxable as unrelated business taxable income. The notes will be treated as debt-financed property if the debt was incurred to acquire the notes or debt was incurred after the acquisition of the notes so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt was foreseeable.

     Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Thus, income from the partnership will be treated as unrelated business taxable income. In addition, income from publicly traded partnerships is no longer excluded from the definition of unrelated business taxable income. Thus, if the notes are deemed to be equity interests in a partnership; interest payments on the notes could be treated as unrelated business taxable income. Investors who are tax-exempt entities are urged to consult their tax advisors with respect to the application of the foregoing provisions to their particular situations.

NON-U.S. HOLDERS

     The following discussion is a summary of the principal U.S. federal income consequences resulting from the ownership of the notes by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the federal income tax rules for your particular situation.

     PAYMENTS OF INTEREST TO NON-U.S. HOLDERS. Subject to the discussion below under "Backup Withholding and Information Reporting," payments of interest, including any accruals of original issue discount, received by a non-U.S. holder generally will not be subject to United States federal withholding tax, provided that (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of Medical Capital Management, (2) the non-U.S. holder is not a controlled foreign corporation that is related to Medical Capital Management, actually or constructively, through stock ownership, (3) the beneficial owner of the note complies with the certification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is a foreign person and provides its name and address, or (4) the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the non-U.S. holder complies with the reporting requirements. This exemption does not apply to market discount. If a note is held through a securities clearing organization or other specified

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
financial institutions (an "Intermediary"), the Intermediary may provide the relevant signed statement; in that case, however, unless the Intermediary is a "qualified" intermediary as defined under the Code, the signed statement provided by the Intermediary must be accompanied by a copy of a valid Form W-8BEN provided by the non-U.S. beneficial holder of the note.

     Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty. Payments of interest on a note to a non-U.S. holder generally will not be subject to United States federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. You should consult your own tax advisor to determine the effects of the application of the United States federal withholding tax to your particular situation.

     DISPOSITION OF THE NOTES BY NON-U.S. HOLDERS. Subject to the discussion below under "Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld, with respect to gains realized on the disposition of a note, unless (1) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (2) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

     NON-U.S. HOLDERS SUBJECT TO U.S. INCOME TAXATION. If interest and other payments received by a non-U.S. holder with respect to the notes, including proceeds from the disposition of the notes, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder's ownership of the notes, or are individuals that have by operation of law become residents in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of notes, subject to any modification provided under an applicable income tax treaty. These non-U.S. holders may also be subject to the "branch profits tax," if the holder is a corporation.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Non-corporate U.S. holders may be subject to backup withholding at a rate of 30% on payments of principal, premium and interest on, and the proceeds of the disposition of, the notes. In general, backup withholding will be imposed only if the U.S. holder (1) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number,
(2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to report payments of interest or dividends, or (4) under some circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments. In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding your qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

     Backup withholding generally will not apply to payments made to a non-U.S. holder of a note who provides the certification that it is a non-U.S. holder, and the payor does not have actual knowledge that a certificate is false, or otherwise establishes an exemption from backup withholding. Payments by a United States office of a broker of the proceeds of a disposition of the notes generally will be subject to backup withholding at a rate of 30% unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign "broker" pays the proceeds of the sale of a note to the seller, backup withholding and information reporting will not apply provided that the nominee, custodian, agent or broker is not a "United States related person," or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of notes will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

     The amount of any backup withholding imposed on a payment to a holder of a note will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

                                   STATE TAXES

     We make no representations regarding the tax consequences of the purchase, ownership or disposition of the notes under the tax laws of any state. You should consult your own tax advisors regarding these state tax consequences.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, or "ERISA," and
Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons with respect to the plans. Some employee benefit plans, like governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of Title I of ERISA, and assets of these plans may be invested in the notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan like these which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules. Any plan fiduciary which proposes to cause a plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan's acquisition and ownership of the notes. Investments by plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in select transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions. Section 502(i) of ERISA requires the Secretary of the United States Department of Labor ("Labor") to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under, or commits any other violation of, part 4 of Title I of ERISA, or any other person who knowingly participates in the breach or violation.

     PLAN ASSET REGULATION. Labor has issued final regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulations describe the circumstances where the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Generally, under the plan asset regulation, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the plan asset regulation provides that, if a plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the plan investor unless exceptions apply. If the notes were deemed to be equity interests for this purpose and no statutory, regulatory or administrative exception applies, Medical Capital Management could be considered to hold plan assets by reason of a plan's investment in the notes. These plan assets would include an undivided interest in any assets held by Medical Capital Management. In this case, providers of services to Medical Capital Management may be parties in interest with respect to the plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and to Section 4975 of the Code with respect to transactions involving Medical Capital Management's assets. Under the plan asset regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the plan asset regulation is silent with respect to the questions of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which the features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making that determination it would be appropriate to take into account whether the equity features are such that a plan's investment would be a practical vehicle for the indirect provision of investment management services. We believe that the notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if contrary to our belief that the notes constitute indebtedness, the notes are deemed to be equity interests in Medical Capital Management or a partnership among the holders of notes and Medical Capital Management, and no statutory, regulatory or administrative exception applies, Medical Capital Management or the partnership could be considered to hold plan assets by reason of a plan's investment in the notes.

     Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the notes - for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts some transactions effected on behalf of a plan or by an "in-house asset manager"; PTE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts some transactions effected on behalf of a plan by a "qualified professional asset manager." However, there can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes, or that the exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

     Any plan fiduciary considering whether to purchase any notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Before purchasing any notes, a fiduciary of a plan should make its own determination as to whether Medical Capital Management, as borrower on the notes, is a party in interest with respect to the plan, the availability of the exemptive relief provided in the plan asset regulation and the availability of any other prohibited transaction exemptions. In addition, purchasers that are insurance companies should consult their own ERISA counsel with respect to their fiduciary responsibilities associated with their purchase and ownership of the notes, including any responsibility under the Supreme Court case, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK.

                                  LEGAL MATTERS

     The legality of the notes offered by this prospectus is being passed upon for us by the law firm of Kutak Rock LLP, Denver, Colorado.

                                     EXPERTS

     The financial statements of Medical Capital Management, Inc. as of December 31, 2001 and for the period from August 4, 2000 (Inception) to December 31, 2001 appearing in this prospectus have been audited by Stonefield Josephson, Inc., certified public accountants, as contained in their reports included in the financial statements appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon those reports given upon the authority of that firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 for the notes being offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and the notes offered, see the registration statement and the exhibits filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document referenced are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy filed, each of those statements being qualified in all respects by that reference.

     We are subject to the informational requirements of the Securities Exchange Act and, in compliance with this act, file periodic reports and other information with the SEC. Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. at 450 Fifth Street, NW, Washington, DC 20549 and at some of its regional offices which are located in the Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC in Washington, D.C. upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants like us, that file electronically with the SEC at the following Internet address: (http://www.sec.gov). We intend to furnish the holders of the notes and our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information, to the extent required by the Exchange Act.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
FINANCIAL STATEMENTS (UNAUDITED) FOR THE THREE AND
  SIX MONTH ENDED JUNE 30, 2002 AND 2001:

     Balance Sheet...........................................................F-2
     Statement of Operations.................................................F-3
     Statement of Cash Flows.................................................F-4
     Notes to Financial Statements...........................................F-5

FINANCIAL STATEMENTS FOR THE PERIOD SINCE INCEPTION
  ON AUGUST 4, 2000 TO DECEMBER 31, 2001:

     Independent Auditors' Report...........................................F-10
     Balance Sheet..........................................................F-11
     Statement of Income....................................................F-12
     Statement of Cash Flows................................................F-13
     Statement of Stockholder's Equity......................................F-14
     Notes to Financial Statements..........................................F-15

                        MEDICAL CAPITAL MANAGEMENT, INC.
                            BALANCE SHEET (UNAUDITED)

                                                                     June 30,
                                                                       2002
                                                                   ------------
ASSETS:
Current assets:
  Cash and cash equivalents ....................................   $  1,428,516
  Medical receivables, net of discount reserves of $295,000 ....     30,612,685
  Prepaid trustee fee ..........................................         31,670
  Receivables from Parent and affiliates .......................         30,741
  Income tax receivable ........................................         25,468
  Notes receivable .............................................      4,045,000
                                                                   ------------
        Total current assets ...................................     36,174,080
                                                                   ------------
        Total assets ...........................................   $ 36,174,080
                                                                   ============

LIABILITIES AND  STOCKHOLDER'S EQUITY

Current liabilities:
  Accrued expenses - trade .....................................   $    151,908
  Interest payable, net ........................................        274,608
  Notes payable - current ......................................     13,077,000
                                                                   ------------
         Total current liabilities .............................     13,503,516

Notes payable - long term, net of deferred offering costs of
  $122,327 and commissions of $1,846,086 .......................     20,617,587
                                                                   ------------
         Total liabilities .....................................     34,121,103
                                                                   ------------

STOCKHOLDER'S EQUITY:
  Preferred stock - par value $0.01 (10,000 shares authorized,
    no shares issued and outstanding) ..........................             --
  Common stock - par value $0.01 (10,000 shares authorized,
    2,000 shares issued and outstanding) .......................             20
  Additional paid-in capital ...................................      3,000,000
  Accumulated deficit ..........................................       (947,043)
                                                                   ------------
         Total stockholder's equity ............................      2,052,977
                                                                   ------------
         Total liabilities and stockholder's equity ............   $ 36,174,080
                                                                   ============

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)


                                                     Six months        Six months        Three months     Three months
                                                    ended June 30,    ended June 30,    ended June 30,    ended June 30,
                                                         2002             2001              2002               2001
                                                     -----------       -----------       -----------       -----------
DISCOUNT REVENUES:
  Discount fees, including related
    party fees of $681,977 (2002) ................   $ 1,963,010       $        --       $ 1,060,766       $        --
                                                     -----------       -----------       -----------       -----------
COST OF REVENUES:
  Administration fees, related party .............       478,208                --           313,488                --
                                                     -----------       -----------       -----------       -----------
GROSS PROFIT .....................................     1,484,802                --           747,278                --
                                                     -----------       -----------       -----------       -----------
OPERATING EXPENSES:
  Interest expense, net ..........................     1,458,357            12,517           862,184            12,065
  Salaries and benefits ..........................        66,534                --            66,534                --
  Advertising ....................................       188,519                --            99,788                --
  Professional services ..........................       184,884            10,230            67,466             6,480
  Service fees, related party ....................       135,288                --           109,764                --
  Underwriting expenses, related party ...........       126,000                --                --                --
  Legal expenses .................................       104,529                --            83,506                --
  Sales commissions ..............................        79,764                --            20,132                --
  Travel and entertainment .......................        70,469             3,257            52,296             3,257
  Trustee fees ...................................        22,622            28,375            13,572            14,187
  Directors' fees ................................        22,000            22,000            11,000            22,000
  Occupancy ......................................         4,291                --             4,291                --
  Other ..........................................        41,352            12,922            35,177            12,922
                                                     -----------       -----------       -----------       -----------
       Total operating expenses ..................     2,504,609            89,301         1,425,710            70,911
                                                     -----------       -----------       -----------       -----------

LOSS BEFORE TAXES ................................    (1,019,807)          (89,301)         (678,432)          (70,911)
                                                     -----------       -----------       -----------       -----------
Provision (benefit) for income tax ...............       (25,468)                0                 0                 0
                                                     -----------       -----------       -----------       -----------
NET LOSS .........................................   $  (994,339)      $   (89,301)      $  (678,432)      $   (70,911)
                                                     ===========       ===========       ===========       ===========
Weighted average number of
  common shares outstanding - basic
  and diluted ....................................         2,000             1,500             2,000             2,000
                                                     ===========       ===========       ===========       ===========

Net loss per common share - basic and diluted ....   $   (497.17)      $    (59.53)      $   (339.22)      $    (35.46)
                                                     ===========       ===========       ===========       ===========

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                          Six months ended  Six months ended
                                                            June 30, 2002     June 30, 2001
                                                            -------------     -------------
Cash flows used for operating activities:
  Net loss ..............................................   $   (994,339)     $    (89,301)
  Adjustments to reconcile net loss to net cash
    provided by (used for) operating activities:
    Amortization of deferred offering costs and
      commissions .......................................        507,871             2,084
    Amortization of prepaid trustee fee .................         22,622            28,375
  Changes in assets and liabilities:
    Increase in medical receivables .....................    (15,169,519)               --
    Decrease in interest receivable .....................         35,858                --
    Increase in prepaid trustee fee .....................        (54,292)          (56,750)
    Increase in due to (FROM) Parent ....................        (79,748)          (86,808)
    Increase in accrued expenses - trade ................         93,779            11,750
    Increase in interest payable ........................        135,539             7,485
    Decrease in income taxes payable ....................        (50,936)               --
                                                            ------------      ------------
Net cash used for operations ............................    (15,553,165)         (183,165)
                                                            ------------      ------------
Cash flows used for financing activities:
  Proceeds from issuance of debt, net ...................     17,446,000           576,000
  Payments on offering costs and commissions ............     (1,308,216)         (169,749)
  Payment of dividend, related party ....................     (1,250,000)               --
  Proceeds from sale of common stock ....................             --           249,910
  Proceeds from paid-in capital .........................             --                10
                                                            ------------      ------------
Net cash provided by financing activities ...............     14,887,784           656,171
                                                            ------------      ------------
Net increase (decrease) in cash and cash equivalents ....       (665,381)          473,006
Cash at beginning of period .............................      2,093,897               100
                                                            ------------      ------------
Cash and cash equivalents at end of period ..............   $  1,428,516      $    473,106
                                                            ============      ============
Supplemental disclosure of cash flow items:
  Income taxes paid .....................................   $         --      $         --
  Interest paid .........................................   $  1,305,738      $      6,285

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS

              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2002 AND 2001

1. OPERATIONS OF THE COMPANY

ORGANIZATION:

Medical Capital Management, Inc. (Company) was incorporated in the state of Delaware on August 4, 2000. It maintains its corporate office in Anaheim, California. The Company is wholly owned by Medical Capital Holdings, Inc. (Parent).

BUSINESS ACTIVITY:

The Company was organized to purchase the insured portion of medical receivables from medical providers including physicians, clinics, hospitals, nursing homes and other providers of healthcare services throughout the United States. The medical receivables are purchased at a discount to the full amount of the claim. The Company also seeks other investments that will enhance its financial position.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES:

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

The accompanying financial statements include all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for the full year ending December 31, 2002. These financial statements should be read in conjunction with the financial statements included in the annual report of the Company on Form 10-KSB for the year ended December 31, 2001.

CASH AND CASH EQUIVALENTS:

For the purposes of the statement of cash flows, cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less that are not securing any corporate obligations.

The Company maintains its cash in bank deposit accounts, which at times, may exceed the federally insured limits. The Company has not experienced any losses in its accounts.

DISCOUNTS EARNED ON MEDICAL RECEIVABLES:

Medical receivables are recorded at cost when purchased by the Company. Gross receivables are adjusted to cost for the purchase discount and reserves based on the estimated ultimate collectible amount due to the Company. Discounts on medical receivables are recognized as earned over a period ranging from 1-270 days using a method that approximates the interest method.

The Company has established a "discount reserve" on a per client basis based upon its preliminary underwriting criteria, collection history, and ongoing credit and underwriting policies. These reserves are deducted from discount revenue. The Company anticipates the receivables upon which these reserves are based to be collected and earned within the provider contract period. As of June 30, 2002, this reserve was $295,000.

PROVIDER CONCENTRATION:

As of June 30, 2002, medical receivables purchased by the Company from threeproviders amounted to approximately 81% of the outstanding balance of the totalreceivables due to the Company.

RESERVE FOR LOSSES:

The reserve for losses on medical receivables is increased by provisions charged against operations and reduced by receivables charged off, as determined by management. The reserve is maintained at a level considered adequate to provide for potential losses on medical receivables based on management's evaluation. Under the terms by which the medical receivables are purchased, the Company has significant collateral, including substitution of receivables exceeding the contractual period ranging from 1-270 days. Accordingly, charge-offs are not expected to be material to the Company's financial position or results of operations. During the six months ended June 30, 2002 and 2001, no reserves for losses were needed.

COMMISSIONS:

Commissions paid to outside and related parties in connection with the origination of medical receivables are expensed as incurred. Commissions incurred on the acquisition of investor funds (notes payable) are capitalized and amortized over the period the debt is outstanding using the interest method. For the six months ended June 30, 2002 and 2001, the Company capitalized commissions of $1,292,773 and $32,077, respectively, and amortized $442,824 and $2,084, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

Unless otherwise indicated, the fair value of all reported assets (except for cash and cash equivalents, which approximate fair value) and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such accounts.

INCOME TAXES:

The Company uses the liability method of accounting for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets or liabilities result from temporary differences when certain income or expense amounts are recognized or deducted for financial statement purposes in a different reporting period than when they are recognized or deducted for income tax purposes. For federal and state income tax purposes, the Company is consolidated with its Parent. The Company is allocated its share of the consolidated tax liability approximating the separate return method, estimated at 40% of net income before taxes. For the period ending June 30, 2002 and 2001, the Company's provision (benefit) for income taxes was $(25,468) and $0, respectively.

3. NOTES RECEIVABLE

The Company entered into agreements with three medical providers whereby the Company provided cash loans, which are secured by real property. These notes receivables are as follows:

                                                                  2002
                                                               -----------
     Physician-Client, 18%, interest only paid monthly,
       due July 15, 2002(1)                                    $   300,000
     Skilled Nursing Facility, 16%, interest only paid
       monthly, due September 18, 2002                             745,000
     Medical Group, 16%, interest only paid monthly,
       due November 12, 2002                                     3,000,000
                                                               -----------
                                                               $ 4,045,000
                                                               -----------

     (1)  Expecting to extend an additional six months.

4. DEFERRED OFFERING COSTS

Deferred offering costs consist of costs incurred for the Company's registration of debt securities on Form SB-2, as filed with the Securities and Exchange Commission on February 6, 2001 and January 18, 2002. These costs are amortized over the weighted term of the securities using the interest method. For the six months ended June 30, 2002 and 2001, the Company paid and capitalized deferred offering costs of $15,250 and $137,672, respectively, and amortized $67,047 and $0, respectively. The amortization was included in the net interest expense during the applicable period.

5. NOTES PAYABLE

The Company issues notes that are secured by medical receivables, for cash through several broker-dealers, as filed on its registration statement with the Securities and Exchange Commission. These notes consist of the following:

                  RATE              MATURITY DATE               JUNE 30, 2002
                  ----              -------------               -------------
Class A           9.00%       1 year from issuance date         $  5,410,000
Class A           8.00%       1 year from issuance date            7,425,000
Class B           9.75%       2 years from issuance date           3,212,000
Class B           8.75%       2 years from issuance date           4,678,000
Class C          10.25%       3 years from issuance date           2,650,000
Class C           9.25%       3 years from issuance date           2,401,000
Class D          10.75%       4 years from issuance date           3,257,000
Class D           9.75%       4 years from issuance date           6,630,000
                                                                ------------
Total face value of notes payable ........................      $ 35,663,000
Less unamortized offering costs and commissions ..........        (1,968,413)
                                                                ------------
                                                                  33,694,587
Less current maturities ..................................        13,077,000
                                                                ------------
                                                                $ 20,617,587
                                                                ============

The maturities of notes payable as of June 30, 2002 are as follows:

                  2003           $ 13,077,000
                  2004             11,005,000
                  2005              6,108,000
                  2006              5,473,000
                                 ------------
                                 $ 35,663,000
                                 ============

6. INTEREST SECURED TO NOTEHOLDERS

Interest on all secured notes is paid monthly in arrears on the tenth of the following month to the noteholder of record as of the last day of the month preceding the month in which the interest payment date occurs. Interest is paid without any compounding. Each class of notes has a different maturity date and accrues interest at different rates. The current rates on the Company's secured notes are presented in Note 5. The effective interest rates are approximately 4% higher than the stated rates due to the amortization of deferred offering costs and commissions, which are accounted for as interest expense.

7. STOCKHOLDERS' EQUITY

On April 23, 2002, the Company's Board of Directors approved a dividend of $1,250,000 to our stockholder and Parent, Medical Capital Holdings, Inc.

8. RELATED PARTY TRANSACTIONS

Several affiliates that are wholly owned by the Parent provide services to the Company. These related parties and services are as follows:

The Company has entered into an Administrative Services Agreement with Medical Capital Corporation ("MCC"), who is the administrator in purchasing and monitoring the healthcare receivables the Company purchases. MCC is compensated for the underwriting and administration of the healthcare receivables purchased, as well as for accounting and financial services. For the six months ended June 30, 2002 and 2001, the Company incurred administrative fees provided by MCC of $478,208 and $0, respectively. For the six months ended June 30, 2002 and 2001, the Company incurred underwriting fees provided by MCC of $126,000 and $0, respectively.

The Company has entered into a Master Servicing Agreement with Medical Tracking Services, Inc. ("MTS"). MTS is compensated for servicing the receivables that are purchased. Servicing fees incurred for the six months ended June 30, 2002 and 2001 were $135,288 and $0, respectively.

For the six months ended June 30, 2002, the Company purchased medical receivables of various providers from its Parent and affiliates with a book value of $7,646,949, for which it paid a consideration of $6,964,973 in cash with the balance included in the calculation of discount revenue earned and reserved (deferred).

9. TRUSTEE FEES

The Company pledges collateral to an independent bank trustee. The pledged collateral secures all of the Company's Series I notes, regardless of when the collateral was acquired or when the notes were issued. The fees to the trustee are prepaid on an annual basis and amortized monthly. For the six months ended

June 30, 2002 and 2001, the Company prepaid trustee fees of $54,292 and $56,750, respectively, of which, $22,622 and $28,375 were amortized, respectively.

10. EARNINGS PER SHARE

The Company computes net earnings (loss) per share following SFAS No. 128, "Earnings Per Share." Under the provisions of SFAS No. 128, basic net income
(loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common equivalent shares outstanding during the period. As of June 30, 2002 and 2001, there were no common stock equivalents.

11. SIGNIFICANT AGREEMENTS

The Company has entered into several broker-dealer agreements for the purpose of offering, selling, and distributing certain secured notes of the Company on a best efforts basis. The effective term of each of the broker-dealer agreements is generally for one year.

12. RECLASSIFICATION

As of June 30, 2002, certain prior period amounts have been reclassified to conform with the current period presentation.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Medical Capital Management, Inc.
Anaheim, California

We have audited the accompanying balance sheet of Medical Capital Management, Inc., as of December 31, 2001, and the related statements of income, stockholder's equity and cash flows for the year then ended and for the period from inception of operations on August 4, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Capital Management, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended and for the period from inception of operations on August 4, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 28, 2002

                        MEDICAL CAPITAL MANAGEMENT, INC.
                                  BALANCE SHEET

                                                                    December 31,
                                                                        2001
                                                                    -----------

ASSETS:
Current assets:
  Cash and cash equivalents .....................................   $ 2,093,897
  Medical receivables, net of discount reserves of $ 195,836 ....    15,443,166
  Interest receivable on notes ..................................        35,858
  Notes receivable ..............................................     4,045,000
                                                                    -----------
         Total current assets ...................................    21,617,921
                                                                    -----------
         Total assets ...........................................   $21,617,921
                                                                    ===========

LIABILITIES AND  STOCKHOLDER'S EQUITY

Current liabilities:
  Accrued expenses - due to Parent and affiliates ...............   $    49,007
  Accrued expenses - trade ......................................        58,129
  Interest payable ..............................................       139,069
  Income taxes payable ..........................................        25,468
  Notes payable - current .......................................     6,775,000
                                                                    -----------
         Total current liabilities ..............................     7,046,673

Notes payable - long term, net of deferred offering costs
  of $172,124 and commissions of $995,944 .......................    10,273,932
                                                                    -----------
         Total liabilities ......................................    17,320,605
                                                                    -----------

STOCKHOLDER'S EQUITY:
  Preferred stock - par value $0.01 (10,000 shares authorized,
    no shares issued and outstanding) ...........................            --
  Common stock - par value $0.01 (10,000 shares authorized,
    2,000 shares issued and outstanding) ........................            20
  Additional paid-in capital ....................................     4,250,000
  Retained earnings .............................................        47,296
                                                                    -----------
         Total stockholder's equity .............................     4,297,316
                                                                    -----------
         Total liabilities and stockholder's equity .............   $21,617,921
                                                                    ===========

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.
                              STATEMENTS OF INCOME

                                                                      For the
                                                                    period since
                                                     Year ended     inception to
                                                    December 31,    December 31,
                                                        2001           2000
                                                     ----------      ---------
DISCOUNT REVENUES:
  Discount fees, including related party
    fees of $950,661 ............................    $1,645,912      $      --
                                                     ----------      ---------

COST OF REVENUES:
  Administration fees, related party ............       439,656             --
                                                     ----------      ---------
GROSS PROFIT ....................................     1,206,256             --
                                                     ----------      ---------
OPERATING EXPENSES:
  Interest expense, net .........................       635,437             --
  Advertising ...................................       207,618             --
  Professional services .........................        58,998             --
  Trustee fees ..................................        56,750             --
  Legal expenses ................................        53,064             --
  Directors' fees ...............................        44,000             --
  Travel and entertainment ......................        35,745             --
  Service fees, related party ...................        33,824             --
  Other .........................................         8,056             --
                                                     ----------      ---------
       Total operating expenses .................     1,133,492             --
                                                     ----------      ---------

INCOME BEFORE TAXES .............................        72,764             --
                                                     ----------      ---------
Provision for income tax ........................        25,468             --
                                                     ----------      ---------
NET INCOME ......................................    $   47,296      $      --
                                                     ==========      =========
Weighted average number of common
  shares outstanding - basic and diluted ........         1,750          1,000
                                                     ==========      =========
Net income per common share - basic and
  diluted .......................................    $    27.03      $    0.00
                                                     ==========      =========

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                           For the
                                                                         period since
                                                          Year ended     inception to
                                                         December 31,    December 31,
                                                             2001           2000
                                                         ------------    ------------
Cash flows used for operating activities:
  Net income .........................................   $     47,296    $         --
  Adjustments to reconcile net income to net cash
    provided by (used for) operating activities:
    Amortization of deferred offering costs and
      commissions ....................................        289,477              --
  Changes in assets and liabilities:
    Increase in medical receivables ..................    (15,443,166)             --
    Increase in interest receivable ..................        (35,858)             --
    Decrease in accrued expenses - due to Parent .....        (37,801)             --
    Increase in accrued expenses - trade .............         58,129              --
    Increase in interest payable .....................        139,069              --
    Increase in income taxes payable .................         25,468              --
                                                         ------------    ------------
Net cash used for operations .........................    (14,957,386)             --
                                                         ------------    ------------
Cash flows used for investing activities:
  Increase in notes receivables ......................     (4,045,000)             --
                                                         ------------    ------------
Net cash used for investing activities ...............     (4,045,000)             --
                                                         ------------    ------------
Cash flows from financing activities:
  Proceeds from issuance of debt, net ................     18,217,000              --
  Payments on offering costs and commissions .........     (1,370,737)             --
  Proceeds from sale of common stock .................        249,920             100
  Proceeds from paid-in capital ......................      4,000,000              --
                                                         ------------    ------------
Net cash provided by financing activities ............     21,096,183             100
                                                         ------------    ------------
Net increase in cash and cash equivalents ............      2,093,797             100
Cash at beginning of year/period .....................            100              --
                                                         ------------    ------------
Cash and cash equivalents at end of year/period ......   $  2,093,897    $        100
                                                         ============    ============

Supplemental disclosure of cash flow items:
  Income taxes paid ..................................   $         --    $         --
  Interest paid ......................................   $    380,122    $         --

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.
                        STATEMENT OF STOCKHOLDER'S EQUITY
      FOR THE PERIOD SINCE INCEPTION ON AUGUST 4, 2000 TO DECEMBER 31, 2001

                                              Common stock        Additional                  Total
                                        -----------------------    paid-in      Retained   stockholder's
                                          Shares       Amount      capital      earnings      equity
                                        ----------   ----------   ----------   ----------   ----------
Issuance of common stock at
  inception on August 4, 2000 .......        1,000   $       10   $       90   $       --   $      100

Net income for the period from
  inception on August 4, 2000
  to December 31, 2000 ..............           --           --           --           --           --
                                        ----------   ----------   ----------   ----------   ----------
Balance - December 31, 2000 .........        1,000           10           90           --          100

Sale of common stock to Parent
  on March 31, 2001 .................        1,000           10      249,910           --      249,920

Paid in capital from Parent on
  August 29, 2001 ...................                              4,000,000                 4,000,000

Net income for the twelve months
  ended December 31, 2001 ...........           --           --           --       47,296       47,296
                                        ----------   ----------   ----------   ----------   ----------
Balance - December 31, 2001 .........        2,000   $       20   $4,250,000   $   47,296   $4,297,316
                                        ==========   ==========   ==========   ==========   ==========

                             SEE ACCOMPANYING NOTES.

                        MEDICAL CAPITAL MANAGEMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS

       FOR THE PERIOD SINCE INCEPTION AUGUST 4, 2000 TO DECEMBER 31, 2001

1. OPERATIONS OF THE COMPANY

ORGANIZATION:

Medical Capital Management, Inc. was incorporated in the state of Delaware on August 4, 2000. It maintains its corporate office in Anaheim, California. The Company is wholly owned by Medical Capital Holdings, Inc. (Parent).

BUSINESS ACTIVITY:

The Company was organized to purchase the insured portion of medical receivables from medical providers including physicians, clinics, hospitals, nursing homes and other providers of healthcare services throughout the United States. The medical receivables are purchased at a discount to the full amount of the claim. The Company also seeks other investments that will enhance its financial position.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES:

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

CASH AND CASH EQUIVALENTS:

For the purposes of the statement of cash flows, cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less that are not securing any corporate obligations.

The Company maintains its cash in bank deposit accounts, which at times, may exceed the federally insured limits. The Company has not experienced any losses in its accounts.

DISCOUNTS EARNED ON MEDICAL RECEIVABLES:

Medical receivables are recorded at cost when purchased by the Company. Gross receivables are adjusted to cost for the purchase discount and reserves based on the estimated ultimate collectible amount due to the Company. Discounts on medical receivables are recognized as earned over a period ranging 1-270 days using a method that approximates the interest method.

The Company has established a "discount reserve" on a per client basis based upon its preliminary underwriting criteria, collection history, and ongoing credit and underwriting policies. These reserves are deducted from discount revenue. The Company anticipates the receivables upon which these reserves are based to be collected and earned within the provider contract period. As of December 31, 2001 and 2000, this reserve was $195,836 and $0, respectively.

PROVIDER CONCENTRATION:

As of December 31, 2001, medical receivables purchased by the Company from two providers amounted to approximately to 80% of the outstanding balance of the total receivables due to the Company.

RESERVE FOR LOSSES:

The reserve for losses on medical receivables is increased by provisions charged against operations and reduced by receivables charged off, as determined by management. The reserve is maintained at a level considered adequate to provide for potential losses on medical receivables based on management's evaluation. Under the terms by which the medical receivables are purchased, the Company has significant collateral, including substitution of receivables exceeding the contractual period ranging from 1-270 days. Accordingly, charge-offs are not expected to be material to the Company's financial position or results of operations. During the twelve months ended December 31, 2001 and for the period since inception to December 31, 2000, no reserves for losses were needed.

COMMISSIONS:

Commissions paid to outside and related parties in connection with the origination of medical receivables are expensed as incurred. Commissions incurred on the acquisition of investor funds (notes payable) are capitalized and amortized over the period the debt is outstanding using the interest method. For the twelve months ended December 31, 2001, the Company paid and capitalized $1,185,407 in commissions, of which, $189,463 was amortized during the period.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

Unless otherwise indicated, the fair value of all reported assets (except for cash and cash equivalents which approximate fair value) and liabilities which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such accounts.

INCOME TAXES:

The Company uses the liability method of accounting for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets or liabilities result from temporary differences when certain income or expense amounts are recognized or deducted for financial statement purposes in a different reporting period than when they are recognized or deducted for income tax purposes. For Federal and state income tax purposes, the Company is consolidated with its Parent. The Company is allocated its share of the consolidated tax liability approximating the separate return method, estimated at 35% of net income before taxes. As of December 31, 2001, Company's provision for income taxes was $25,468.

RECENT ACCOUNTING PRONOUNCEMENTS:

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption did not have a material impact to the Company's financial position or results of operations since the Company has not participated in any activities covered under this pronouncement.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the adoption to have any impact to the Company's financial position or results of operations.

In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have any impact to the Company's financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have any impact to the Company's financial position or results of operations.

3. NOTES RECEIVABLE

The Company entered into agreements with three medical providers whereby the Company provided cash loans, which are secured by real property. These notes receivables are as follows:

                                                                 2001
                                                              -----------
    Physician-Client, 18%, interest only paid monthly,
      due July 15, 2002                                       $   300,000
    Skilled Nursing Facility, 16%, interest only paid
      monthly, due September 18, 2002                             745,000
    Medical Group, 16%, interest only paid monthly,
      due November 12, 2002                                     3,000,000
                                                              -----------
                                                              $ 4,045,000
                                                              -----------

4. DEFERRED OFFERING COSTS

Deferred Offering Costs consist of costs incurred for the Company's registration of debt securities on Form SB-2 as filed with the Securities and Exchange Commission, which was declared effective February 6, 2001. These costs are amortized over the weighted term of the securities using the interest method. As of December 31, 2001, the Company had incurred $272,138 in deferred offering costs, of which, the unamortized balance amounted to $172,124. Amortization expense amounted to $100,014 for the twelve months ended December 31, 2001 and is included in the interest expense, net.

5. NOTES PAYABLE

The Company issues notes, secured by medical receivables, for cash through several broker-dealers as filed on its registration statement with the Securities and Exchange Commission. These notes consist of the following:

                   RATE             MATURITY DATE              DECEMBER 31, 2001
                   ----             -------------              -----------------
Class A            9.00%      1 year from issuance date           $  5,619,000
Class A            8.00%      1 year from issuance date              1,181,000
Class B            9.75%      2 years from issuance date             3,308,000
Class B            8.75%      2 years from issuance date               751,000
Class C           10.25%      3 years from issuance date             2,650,000
Class C            9.25%      3 years from issuance date               661,000
Class D           10.75%      4 years from issuance date             3,174,000
Class D            9.75%      4 years from issuance date               873,000
                                                                  ------------
Total face value of notes payable.........................        $ 18,217,000
Less unamortized offering costs and commissions...........          (1,168,068)
                                                                  ------------
                                                                    17,048,932
Less current maturities ..................................           6,775,000
                                                                  ------------
                                                                  $ 10,273,932
                                                                  ============

The maturities of notes payable as of December 31, 2001 are as follows:

                 2002                 $  6,775,000
                 2003                    4,084,000
                 2004                    3,311,000
                 2005                    4,047,000
                                      ------------
                                      $ 18,217,000
                                      ============

6. INTEREST TO SECURED NOTEHOLDERS

Interest on all secured notes is paid monthly in arrears on the tenth of the following month to the noteholder of record as of the last day of the month preceding the month in which the interest payment date occurs. Interest is paid without any compounding. Each class of notes has a different maturity date and accrues interest at different rates. On October 29, 2001, the Company's Board of Directors voted to lower the rates on its secured notes effective for notes issued on or after November 5, 2001 as follows: Class A to 8.00%; Class B to 8.75%; Class C to 9.25%; and Class D to 9.75%. The effective interest rates approximate 4% higher than the stated rates due to the amortization of deferred offering costs and commissions treated as interest expense.

7. STOCKHOLDER'S EQUITY

During August 2000, the Company issued 1,000 shares of its $.01 par value common stock to its Parent in consideration for $100 in cash. On March 31, 2001, the Company issued 1,000 shares of its $.01 par value common stock to its Parent in consideration for $249,920. On August 29, 2001, the Company received $4,000,000 in paid-in capital from its Parent.

8. RELATED PARTY TRANSACTIONS

Several affiliates that are wholly owned by the Parent provide services to the Company. These related parties and services are as follows:

The Company has entered into an Administrative Services Agreement with Medical Capital Corporation ("MCC"), who is the administrator in purchasing and monitoring the healthcare receivables the Company purchases. Medical Capital Corporation is compensated for the underwriting and administration of the healthcare receivables purchased, as well as for accounting and financial services. For the year ended December 31, 2001, the Company incurred expenses of $439,656 in administrative services provided by MCC.

The Company has entered into a Master Servicing Agreement with Medical Tracking Services, Inc. ("MTS"). MTS is compensated for servicing the receivables that are purchased. Servicing fees incurred for the year ended December 31, 2001 were $33,824.

On August 29, 2001, the Company purchased medical receivables from its Parent with a book value of $9,386,309 in consideration of $4,546,861 in cash and $4,000,000 in paid-in capital with the balance included in the calculation of discount revenue earned and reserve (deferred).

On December 31, 2001, the Company purchased medical receivables from its Parent with a book value of $1,701,892 in consideration of $1,541,189 in cash with the balance included in the calculation of discount revenue earned and discount reserve (deferred).

9. TRUSTEE FEES

The Company pledges collateral to an independent bank trustee. The pledged collateral secures all notes, regardless of when the collateral was acquired or when the notes were issued. The fees to the trustee are prepaid on an annual basis and amortized monthly. As of December 31, 2001, the trustee fees incurred for the year of $56,750 were completely amortized.

10. EARNINGS PER SHARE

The Company computes net earnings per share following SFAS No. 128, "Earnings Per Share." Under the provisions of SFAS No. 128, basic net income per share is computed by dividing the net income available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common equivalent shares outstanding during the period. As of December 31, 2001, there were no common stock equivalents.

11. SIGNIFICANT AGREEMENTS

The Company has entered into several broker-dealer agreements for the purpose of offering, selling, and distributing certain secured notes of the Company on a best efforts basis. The effective term of each of the broker-dealer agreements is generally for one year.

12. SUBSEQUENT EVENTS

SB-2 FILING:

The Company filed a registration statement on January 18, 2002 with the Securities and Exchange Commission, registering for sale up to $100,000,000 in principal amount of secured notes. The proceeds of the offering, if any, will be used primarily to acquire healthcare receivables. These notes will only be offered for sale by means of a final prospectus.

Subsequent to December 31, 2001, the Company sold an additional $8,239,000 of its secured notes under its previous offering.

--------------------------------------    --------------------------------------

     You should only rely on the
information contained in this
prospectus. We have not authorized any
person to provide you with different
information. If anyone provides you
with different or inconsistent
information, you should not rely on
it. We are not making an offer to
distribute or sell these securities in
any jurisdiction where the
distribution or sale is not permitted.
You should assume that the information          UP TO $100,000,000
appearing in this prospectus is
accurate as of the date on the front
cover of this prospectus only. Our       MEDICAL CAPITAL MANAGEMENT, INC.
business, financial condition, results
of operations and prospects may have
changed since that date.                              [LOGO]

--------------------------------------
           TABLE OF CONTENTS             9.75 % REDEEMABLE SECURED NOTES,
--------------------------------------              SERIES II
                                               DUE NOVEMBER 1, 2008
                                  Page
                                  ----
PROSPECTUS SUMMARY.................  3
RISK FACTORS.......................  8
FORWARD-LOOKING STATEMENTS......... 16            ---------------
USE OF PROCEEDS.................... 16              PROSPECTUS
PLAN OF DISTRIBUTION............... 18            ---------------
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS ....... 19
BUSINESS........................... 22
MANAGEMENT......................... 37
CERTAIN RELATIONSHIPS AND
  RELATED TRANSACTIONS............. 41
PRINCIPAL STOCKHOLDERS............. 43
DESCRIPTION OF CAPITAL STOCK....... 44
DESCRIPTION OF THE NOTES........... 44            ________, 2002
MATERIAL FEDERAL INCOME TAX
  CONSIDERATIONS................... 54
STATE TAXES........................ 60
ERISA CONSIDERATIONS............... 60
LEGAL MATTERS...................... 62
EXPERTS............................ 62
WHERE YOU CAN FIND ADDITIONAL
  INFORMATION...................... 62
INDEX TO FINANCIAL STATEMENTS..... F-1




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
                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to in, or not opposed to, the best interests of the corporation.

     Section 102 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders.

     Our Certificate of Incorporation provides for indemnification of our officers and directors against all liability and expense to the fullest extent permitted by Delaware law, including eliminating or limiting the personal liability of our officers and directors to us and our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, our Bylaws provide indemnity to our officers and directors which affects such a person's liability while acting in a corporate capacity. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We will pay all expenses in connection with the registration and sale of the notes specified in this prospectus. The estimated expenses of issuance and distribution are set forth below.


SEC Registration Fees                                                  $  9,200
NASD Filing Fees                                                         10,500
Blue Sky Qualification Fees and Expenses(1)                              20,000
Trustee Fees(1)                                                          58,000
Printing Fees and Expenses(1)                                            40,000
Legal Fees(1)                                                            40,000
Accounting Fees(1)                                                       20,000
Miscellaneous(1)                                                          2,300
                                                                       --------
Total                                                                  $200,000
                                                                       ========

----------
(1)  Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) On August 4, 2000, in connection with our incorporation, we issued 1,000 shares of common stock, par value $0.01 per share, to our parent, Medical Capital Holdings, Inc., at a purchase price of $0.01 per share. As of March 31, 2001, we issued 1,000 shares of our $.01 par value common stock to our parent in

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
consideration for $249,920. These shares represent all of our issued and outstanding common stock. These sales and issuances of securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering. Exemption from the registration provisions of the Securities Act of 1933 is claimed on the basis that the purchaser represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, such transactions did not involve any public offering and the purchasers were sophisticated and had adequate access to information about us through their relationship with us.

     (b) There were no underwriters employed in connection with the transaction set forth in Item 15(a).

ITEM 27. EXHIBITS

The following is a list of exhibits filed with this Registration Statement:

EXHIBIT                            DESCRIPTION
-------                            -----------

1.01     Form of Broker-Dealer Agreement.

3.01     Articles of Incorporation of Medical Capital Management, Inc. (1)

3.02     Bylaws of Medical Capital Management, Inc. (1)

4.01 Form of Note Issuance and Security Agreement between Medical Capital Management, Inc. and Zions First National Bank, as trustee.

5.01     Opinion of Kutak Rock LLP as to the validity of the notes.

10.01 Master Servicing Agreement between Medical Capital Management, Inc. and Medical Tracking Services, Inc. (1)

10.02 Administrative Services Agreement, dated August 4, 2000, between Medical Capital Management, Inc. and Medical Capital Corporation. (1)

23.01    Consent of Independent Accountants.

23.02    Consent of Kutak Rock LLP (included in exhibit 5.01).

24.01 The Power of Attorney included on Page II-4 of the Registration Statement is incorporated herein by reference.

25.01    Statement of Eligibility of the Trustee. (2)

----------
(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, Registration No. 333-45464.
(2)  To be filed by amendment.

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

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
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant will:

     (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Las Vegas, State of Nevada, on November 12, 2002.

                                        MEDICAL CAPITAL MANAGEMENT, INC.

                                        By: /s/ Sidney M. Field
                                        ----------------------------------------
                                        Sidney M. Field,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Sidney M. Field their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                          TITLE                      DATE
       ---------                          -----                      ----


/s/ Sidney M. Field              PRESIDENT, CHIEF EXECUTIVE    November 12, 2002
-----------------------------    OFFICER AND DIRECTOR
Sidney M. Field


/s/ Joseph J. Lampariello        CHIEF OPERATING OFFICER,      November 12, 2002
-----------------------------    TREASURER, SECRETARY AND
Joseph J. Lampariello            DIRECTOR


/s/ Alan J. Meister              CHIEF ACCOUNTING OFFICER      November 12, 2002
-----------------------------    (CHIEF FINANCIAL OFFICER)
Alan J. Meister


/s/ Joseph J. DioGuardi          DIRECTOR                      November 12, 2002
-----------------------------
Joseph J. DioGuardi


                                 DIRECTOR                      November 12, 2002
-----------------------------
Lawrence J. Edwards


/s/ Robert B. MacDonald          DIRECTOR                      November 12, 2002
-----------------------------
Robert B. MacDonald

                                 DIRECTOR                      November 12, 2002
-----------------------------
Gary L. Nielsen

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